UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Horizon Pharma Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HORIZON PHARMA PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 6, 2015

NOTICE AND PROXY STATEMENT

April 7, 2015

Dear Fellow Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders on Wednesday, May 6, 2015. The Annual General Meeting will begin at 12:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

The attached Notice of Annual General Meeting and Proxy Statement describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual General Meeting and explains the proxy voting process.

Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board of Directors, FOR the approval of our Amended and Restated 2014 Equity Incentive Plan, FOR the approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration and FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.

Whether or not you plan to attend the Annual General Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by internet, by toll-free telephone call or by signing and dating the enclosed proxy card and returning it in the pre-addressed, postage-paid envelope provided.

We look forward to seeing you on May 6, 2015, and urge you to vote as soon as possible.

Sincerely,

Timothy P. Walbert

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2015

Dear Shareholder:

We will be holding the Annual General Meeting of Shareholders of Horizon Pharma plc on Wednesday, May 6, 2015 at 12:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland. You are being asked to vote on the following matters (the “Proposals”):

1.	To elect by separate resolutions the two nominees for Class I directors named herein to hold office until the 2018 Annual General Meeting of Shareholders.

2.	To approve our Amended and Restated 2014 Equity Incentive Plan.

3.	To approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and to authorize the Audit Committee of our Board of Directors to determine the auditors’ remuneration.

4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

5.	To conduct any other business properly brought before the meeting.

Our Irish statutory accounts for the fiscal year ended December 31, 2014, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

For the purposes of our articles of association, Proposals 1 and 3 and the receipt and consideration of the Irish statutory accounts by us at the Annual General Meeting are deemed to be ordinary business, and Proposals 2 and 4 are deemed to be special business.

Only shareholders of record at the close of business on March 6, 2015, the record date for the Annual General Meeting, are entitled to notice of the Annual General Meeting and to vote at the Annual General Meeting or any adjournment or postponement thereof. On or about April 7, 2015, we will mail to our shareholders proxy materials. We ask that you review the Proxy Statement carefully and complete, sign, date and return the enclosed proxy card in the envelope provided or vote over the internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on Wednesday, May 6, 2015 at 12:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

The Proxy Statement and Annual Report to shareholders

are available at www.edocumentview.com/hznp.

By Order of the Board of Directors

David G. Kelly

Company Secretary

Connaught House, 1st Floor

1 Burlington Road

Dublin 4, Ireland

April 7, 2015

Introduction.	1

Questions and Answers About these Proxy Materials and Voting	1

Security Ownership of Certain Beneficial Owners and Management	7

Proposal 1 — Election of Directors	9

Information Regarding the Board of Directors and Corporate Governance	12

Executive Officers	22

Executive Compensation	24

Equity Compensation Plan Information	57

Certain Relationships and Related Transactions	58

Proposal 2 — Approval of the Company’s Amended and Restated 2014 Equity Incentive Plan	61

Proposal 3 — Approval of Appointment of Independent Registered Public Accounting Firm and Authorization of the Audit Committee to Determine the Auditors’ Remuneration	77

Proposal 4 — Advisory Vote on Executive Compensation	79

Section 16(a) Beneficial Ownership Reporting Compliance	80

Householding of Proxy Materials	80

Shareholder Proposals	80

Other Matters	82

HORIZON PHARMA PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 6, 2015

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Horizon Pharma plc, a public limited company formed under the laws of Ireland, for the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at 12:00 p.m. local time on Wednesday, May 6, 2015, at the Company’s corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland, for the purposes set forth in the Notice of Annual General Meeting of Shareholders, and at any adjournment or postponement thereof. The mailing address of the principal executive office of the Company is Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland. The Company expects that this Proxy Statement, the related proxy and Notice of Annual General Meeting of Shareholders will first be mailed to shareholders on or about April 7, 2015.

The Merger

On September 19, 2014, the businesses of Horizon Pharma Inc. (“HPI”) and Vidara Therapeutics International Public Limited Company (“Vidara”) were combined in a merger transaction (the “Merger”), accounted for as a reverse acquisition under the acquisition method of accounting for business combinations, with HPI treated as the acquiring company in the Merger for accounting purposes. As part of the Merger, a wholly-owned subsidiary of Vidara merged with and into HPI, with HPI surviving the Merger as a wholly-owned subsidiary of Vidara and Vidara changed its name to Horizon Pharma plc. Upon the consummation of the Merger, the historical financial statements of HPI became our historical financial statements.

Unless otherwise indicated or the context otherwise requires, references to the “Company”, “Horizon”, “we”, “us” and “our” refer to Horizon Pharma plc and its consolidated subsidiaries, including its predecessor, HPI. All references to “Vidara” are references to Horizon Pharma plc (formerly known as Vidara Therapeutics International Public Limited Company) and its consolidated subsidiaries prior to the effective time of the Merger on September 19, 2014. The disclosures in this Proxy Statement relating to the pre-Merger business of Horizon Pharma plc, as well as statements relating to pre-Merger compensation, board of director and corporate governance matters, unless noted as being the business of Vidara prior to the Merger, pertain to the business of HPI prior to the Merger. In addition, references in this Proxy Statement to “shares,” “stock” or “voting stock” refer to HPI’s common stock, par value $0.0001 per share, prior to the effective time of the Merger and to our ordinary shares, nominal value $0.0001 per share, from and since the effective time of the Merger.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

1.

How do I attend the Annual General Meeting?

The meeting will be held on Wednesday, May 6, 2015, at 12:00 p.m. local time at our corporate headquarters, located at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland. Information on how to vote in person at the Annual General Meeting is provided below. However, you do not need to attend the Annual General Meeting to vote your ordinary shares.

Who can vote at the Annual General Meeting?

Only shareholders of record at the close of business on March 6, 2015 will be entitled to vote at the Annual General Meeting. On this record date, there were 126,167,435 of our ordinary shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 6, 2015, your shares were registered in your name in Horizon’s Register of Members which is maintained by Horizon’s transfer agent, Computershare Shareowner Services LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 6, 2015, your shares were not registered in your name in our Register of Members, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two Class I directors named in this Proxy Statement to hold office until the 2018 Annual General Meeting of Shareholders (Proposal 1);

•	Approval of our Amended and Restated 2014 Equity Incentive Plan, which is referred to in this Proxy Statement as the “Amended 2014 Plan” (Proposal 2);

•

Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration (Proposal 3); and

•	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 4).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

2.

How do I vote?

You may vote “For” or “Against” each Class I director nominee or you may abstain from voting for all or any of the nominees. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual General Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual General Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual General Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 5, 2015, to be counted.

•

To vote through the internet, go to http://www.envisionreports.com/hznp to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 5, 2015, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or through the internet as instructed by your broker or bank. To vote in person at the Annual General Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Joint Holders

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company’s Register of Members.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of March 6, 2015.

3.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual General Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 4 without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of all nominees named in this Proxy Statement for Class I directors, “For” Proposal 2, the approval of our Amended 2014 Plan, “For” Proposal 3, the approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration and “For” Proposal 4, the advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Annual General Meeting at a cost of approximately $20,000 plus expenses. The cost of soliciting proxies incurred by the Company and MacKenzie, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s ordinary shares, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

4.

•	You may send a timely written notice that you are revoking your proxy to Horizon’s Company Secretary at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

•	You may attend the Annual General Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Do I need a ticket to attend the Annual General Meeting?

You will need an admission ticket or proof of ownership of ordinary shares to enter the Annual General Meeting. If you are a shareholder of record, your admission ticket is the top half of the proxy card sent to you. If you plan to attend the Annual General Meeting, please so indicate when you vote and bring the ticket with you to the Annual General Meeting. If your shares are held in the name of a bank, broker or other holder of record, you do not need an admission ticket, but you will need proof of ownership to be admitted to the Annual General Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual General Meeting without an admission ticket or proof of ownership of ordinary shares, we will admit you only if we are able to verify that you are a shareholder of our company.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for each of the proposals, votes “For” and “Against,” abstentions and, as applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual General Meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

Assuming that a quorum is present at the Annual General Meeting, the following votes will be required for approval:

•

Proposal 1: For the election of Class I directors, each nominee named herein for election to the Board of Directors who receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting on his election will be elected to the Board of Directors.

•	Proposal 2: The approval of our Amended 2014 Plan, will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

•

Proposal 3: The approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration, will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

5.

•

Proposal 4: The advisory approval of the compensation of our named executive officers, will be considered to be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 126,167,435 ordinary shares outstanding and entitled to vote. Thus, the holders of 63,083,718 ordinary shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or, provided that you are a shareholder of record, if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, within one hour of the time appointed for the Annual General Meeting, the Annual General Meeting will stand adjourned to May 13, 2015 at 12:00 p.m. local time at the same location, or such other time or place as the Board of Directors may determine.

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the Irish statutory accounts?

We are presenting our Irish statutory accounts, including the reports of the directors and the auditors thereon, at the Annual General Meeting, and we are mailing those accounts to shareholders of record and making a copy of them available on our website (wwww.horizonpharma.com) on or before April 13, 2015. Since we are an Irish company, we are required to prepare Irish statutory accounts under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our annual general meetings of shareholders. The Irish statutory accounts cover the results of operations and financial position of Horizon Pharma plc for the year ended December 31, 2014. Irish law requires the directors to prepare financial statements for each financial year giving a true and fair view of the state of the group’s and parent company’s affairs at the end of the financial year and of the group’s profit or loss for the financial year. Under that law, the directors have prepared the group’s consolidated financial statements in accordance with US generally accepted accounting principles, as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Companies Act or of any regulations made thereunder and the parent company financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

We will mail without charge, upon written request, a copy of the Irish statutory accounts to beneficial owners of our ordinary shares. Requests should be sent to: Horizon Pharma plc, Attention: Company Secretary, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report to shareholders are available at www.edocumentview.com/hznp.

6.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of January 31, 2015 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares. The table is based upon information supplied by our officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, documents filed with the Securities and Exchange Commission (“SEC”) and other sources.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The number of ordinary shares used to calculate the percentage ownership of each listed person includes the ordinary shares underlying options, warrants or other rights held by such persons that are exercisable as of April 1, 2015, which is 60 days after January 31, 2015.

Percentage of beneficial ownership is based on 124,254,009 ordinary shares outstanding as of January 31, 2015. Unless otherwise indicated, the address for the following shareholders is c/o Horizon Pharma plc, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

Name and Address of Beneficial Owner or Identity of Group	Number and Percentage of Shares Beneficially Owned
	Ordinary Shares	Percentage
5% or greater shareholders:
Deerfield Management, L.P.(1)	11,849,047	9.5%
780 Third Avenue, 37th Floor
New York, NY 10017
Balaji Venkataraman(2)	9,586,317	7.7%
13185 Owens Way
Alpharetta, GA 30004
Broadfin Capital, LLC(3)	8,917,975	7.2%
237 Park Avenue, Suite 900
New York, NY 10017
Fidelity and its affiliates(4)	6,482,766	5.1%
82 Devonshire St.
Boston, Massachusetts 02109
Kingdon Capital Management, L.L.C. (5)	6,374,616	5.1%
152 West 57th Street, 50th Floor
New York, NY 10019

Directors and named executive officers:
William F. Daniel(6)	5,547	*
Michael Grey(7)	50,795	*
Jeff Himawan, Ph.D.(8)	2,305,100	1.8%
Virinder Nohria, M.D., Ph.D.	214,836	*
Ronald Pauli(9)	50,795	*
Gino Santini(10)	50,795	*
H. Thomas Watkins(11)	57,666	*
Timothy P. Walbert(12)	772,893	*
Robert F. Carey(13)	223,680	*
Paul W. Hoelscher	—	*
John J. Kody	—	*
Barry J. Moze(14)	5,022	*
Robert J. De Vaere	154,514	*
All executive officers and directors as a group (14 persons)(15)	4,193,242	3.3%

*	Represents beneficial ownership of less than one percent.
(1)

Includes (a) 11,699,047 ordinary shares and (b) 150,000 ordinary shares issuable upon exercise of warrants. The shares are beneficially owned by Deerfield Partners, L.P., Deerfield Management Company, L.P., Deerfield International Master Fund,

7.

L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and James E. Flynn. This information is based on the Schedule 13G filed on February 17, 2015 with the SEC.
(2)	Includes 6,152,720 ordinary shares held by Mayura Trust A. Mayura One LLC is the trustee of the Mayura Trust A. The managing members of Mayura One LLC are Balaji Venkataraman, Christopher Graham and Christopher Manning. The beneficiaries of Mayura Trust A are Mr. Venkataraman and his descendants. Mr. Graham and Mr. Manning disclaim beneficial ownership of any ordinary shares held by Mayura Trust A. Also includes 3,433,597 ordinary shares held by Altiva Capital, LLC of which Mr. Venkataraman is the sole managing member. 78% of Altiva Capital, LLC is owned by Mayura Trust A and the remaining 22% is owned by family trusts of which Mr. Venkataraman’s wife and children are the beneficiaries and he and his wife are each trustees.
(3)	Includes 8,917,975 ordinary shares beneficially owned by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler. This information is based on the Schedule 13G/A filed on February 17, 2015 with the SEC.
(4)	Includes (a) 4,382,766 ordinary shares and (b) 2,100,000 ordinary shares issuable upon exercise of warrants. This information is based on the Schedule 13G filed with the SEC on January 10, 2014 by FMR LLC and other sources. FMR LLC has beneficial ownership of, and sole dispositive power with respect to, 4,382,766 ordinary shares and 2,100,000 ordinary shares issuable upon exercise of warrants. Fidelity Management & Research Company, Fidelity SelectCo, LLC and Strategic Advisers, Inc. are all wholly-owned subsidiaries of FMR LLC and are beneficial owners as a result of acting as investment advisers to various registered investment companies (the “Fidelity funds”). Edward C. Johnson, III is Chairman of FMR LLC. Mr. Johnson and various family members, through their ownership of FMR LLC common stock and the execution of a shareholders’ voting agreement, may be deemed a controlling group with respect to FMR LLC. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Fidelity funds’ boards of trustees pursuant to established guidelines.
(5)	Includes 6,374,616 ordinary shares beneficially owned by Kingdon Capital Management, LLC and Mark Kingdon. This information is based on the Schedule 13G filed on February 17, 2015 with the SEC.
(6)	Includes 5,547 ordinary shares that Mr. Daniel has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(7)	Includes 50,795 ordinary shares that Mr. Grey has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(8)	Includes (a) 1,614,731 ordinary shares and (b) 690,369 ordinary shares issuable upon the exercise of warrants, all held by Essex Woodlands Health Ventures Fund VII, L.P. Dr. Himawan shares voting and investment power over the shares held by Essex Woodlands Health Ventures Fund VII, L.P. and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(9)	Includes 50,795 ordinary shares that Mr. Pauli has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(10)	Includes 50,795 ordinary shares that Mr. Santini has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(11)	Includes (a) 6,000 ordinary shares and (b) 51,666 ordinary shares that Mr. Watkins has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(12)	Includes (a) 88,527 ordinary shares and (b) 684,366 ordinary shares that Mr. Walbert has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(13)	Includes (a) 57,655 ordinary shares held by the Robert F. Carey III Trust dated April, 24, 2001, of which Mr. Carey is a trustee, (b) 31,025 ordinary shares issuable within 60 days of January 31, 2015 pursuant to the vesting of restricted stock units, and (c) 135,000 shares that Mr. Carey has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(14)	Includes 5,022 ordinary shares that Mr. Moze has the right to acquire from us within 60 days of January 31, 2015 pursuant to the exercise of stock options.
(15)	Includes the following held by our executive officers (which excludes Mr. Robert De Vaere and includes Mr. David Kelly and Dr. Jeffrey Sherman) and directors, in the aggregate: (a) 2,209,970 ordinary shares, (b) 1,261,878 ordinary shares that can be acquired within 60 days of January 31, 2015 pursuant to the exercise of stock options, (c) 31,025 ordinary shares issuable within 60 days of January 31, 2015 pursuant to the vesting of restricted stock units and (d) 690,369 ordinary shares issuable upon the exercise of warrants.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the directors then in office, provided that a quorum is present. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are two directors in the class whose term of office expires on the date of the Annual General Meeting. Each of the nominees listed below is currently a director of the Company who was nominated for election by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. If elected at the Annual General Meeting, each of these nominees would serve until the 2018 Annual General Meeting of Shareholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend annual general meetings of shareholders. All of HPI’s then-current directors attended its 2014 Annual Meeting of Stockholders.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Only two nominees are proposed for election as Class I directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual General Meeting, including their respective ages as of April 7, 2015.

Nominees for Election for a Three-Year Term Expiring at the 2018 Annual General Meeting of Shareholders

William F. Daniel. Mr. Daniel, 63, has served on the Board of Directors since the Merger. Mr. Daniel, a Chartered Director and Chartered Accountant, was elected to the position of President of the Institute of Directors of Ireland in May 2013, and was originally elected to the board of the Institute of Directors in Ireland in June 2010. In February 2015, Mr. Daniel was appointed to the board of directors of Malin Corporation plc, a newly established Irish-based global life sciences company. Most recently, he was Executive Vice President and Company Secretary of Elan Corporation plc, a biotechnology company, and served in that role from December 2001 until the merger of Elan with Perrigo Company plc in December 2013. He was previously an Executive Director of Elan between 2003 and 2007, having joined the organization as Financial Controller in 1994. Mr. Daniel was previously Financial Director of Xtravision plc from 1990 to 1992 and prior to that, he held the position of Head of Finance of An Post for a period of three years. He is also a former President of the Financial Executives’ Association of Ireland. Mr. Daniel graduated with a degree in Commerce from the University College Dublin. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Daniel is qualified to serve as a director of the Company on the basis of his valuable financial and corporate governance expertise, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

H. Thomas Watkins. Mr. Watkins, 62, has served on the Board of Directors since the Merger and was a director of HPI from April 2014 until the Merger. Mr. Watkins, in his most recent role, was director, president and chief executive officer of Human Genome Sciences (HGS), a biopharmaceutical company, from 2004 until HGS was acquired by GlaxoSmithKline in 2012. Before leading HGS, Mr. Watkins spent over twenty years in

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senior roles at Abbott Laboratories and its affiliates in the United States and Asia, most recently serving as the president of TAP Pharmaceutical Products, Inc., which was jointly owned by Abbott and Takeda Pharmaceutical Company, Inc. During his tenure, he led the growth of TAP from approximately $2 billion to over $4 billion in annual revenue. Mr. Watkins began his career in 1974 with Arthur Andersen & Co. From 1979 to 1985, he was a management consultant with McKinsey and Company, Inc., working with multinational companies in the United States, Europe and Japan. Mr. Watkins holds a bachelor’s degree from the College of William and Mary, and a master’s degree in business administration from the University of Chicago Graduate School of Business. Mr. Watkins is the chairman of the board of directors of Vanda Pharmaceuticals, Inc., a public biopharmaceutical company. He is also a member of the board of directors of the Biotechnology Industry Organization (BIO) and a member of the board of visitors of The College of William and Mary. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Watkins is qualified to serve as a director of the Company on the basis of his valuable industry experience, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2016 Annual General Meeting of Shareholders

Michael Grey. Mr. Grey, 62, has served on the Board of Directors and as lead independent director since the Merger, was director of HPI from September 2011 until the Merger and was lead independent director of HPI from August 2012 until the Merger. Mr. Grey has served as chairman and chief executive officer of Reneo Pharmaceuticals, Inc., a biotechnology company, since September 2014 and as a venture partner at Pappas Ventures since January 2010. From February 2011 to June 2014, Mr. Grey served as president and chief executive officer of Lumena Pharmaceuticals, Inc., a biopharmaceutical company, which was acquired by Shire plc in June 2014. Mr. Grey holds over 30 years of experience in the pharmaceutical and biotechnology industries, and has held senior positions at a number of companies, including president and chief executive officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008), president and chief executive officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and president of BioChem Therapeutic Inc. For approximately 20 years, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, P.L.C., culminating in his position as vice president, corporate development and director of international licensing. Mr. Grey also serves on the board of directors of BioMarin Pharmaceutical Inc. and Mirati Therapeutics, Inc., each a public biopharmaceutical company, and on the board of directors of Balance Therapeutics, Inc., Selventa, Inc. and Ziarco Group Ltd. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Grey is qualified to serve as a director of the Company on the basis of his extensive experience managing pharmaceutical and biopharmaceutical companies, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

Jeff Himawan, Ph.D. Dr. Himawan, 49, has served on the Board of Directors since the Merger and was a director of HPI from its inception in March 2010 until the Merger. Dr. Himawan served on the board of directors of Horizon Pharma USA beginning in July 2007 until the formation of HPI. In 1999, Dr. Himawan joined Essex Woodlands Health Ventures, L.P., a venture capital firm, where he now serves as a managing director. Dr. Himawan also currently serves on the boards of directors of MediciNova, Inc., a public biopharmaceutical company, Light Sciences Oncology, Inc., Catalyst Biosciences, Inc. and Symphogen, Inc. Dr. Himawan previously served on the board of directors of Iomai Corporation from 2001 to 2007, when it was acquired by Intercell AG. Dr. Himawan co-founded Seed-One Ventures, a venture capital firm, where from 1996 to 2001 he served as a managing director. Dr. Himawan received his B.S. in biology from the Massachusetts Institute of Technology and his doctorate in biological chemistry and molecular pharmacology from Harvard University. The Nominating and Corporate Governance Committee and the Board of Directors believe that, as a successful venture capitalist, Dr. Himawan brings important strategic insight to the Board of Directors, as well as experience working with the investment community.

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Ronald Pauli. Mr. Pauli, 54, has served on the Board of Directors since the Merger and was a director of HPI from September 2011 until the Merger. Mr. Pauli has served as Chief Financial Officer of BioQuiddity, Inc., a biotechnology company since August 2014. Prior to that, Mr. Pauli held senior positions at a number of biopharmaceutical companies, including chief financial officer at Sagent Pharmaceuticals, Inc. from April 2007 to August 2012, chief financial officer at NeoPharm, Inc. from 2006 to 2007 and corporate controller and interim chief financial officer at Abraxis BioScience, Inc. (formerly American Pharmaceutical Partners, Inc.) from 2002 to 2006. In addition, Mr. Pauli previously served as corporate controller for Applied Power, Inc. and R.P. Scherer Corporation, held multiple finance positions at Kmart Corporation and began his career with Ernst & Whinney. Mr. Pauli received a B.S. in accounting from Michigan State University and a master’s degree in finance from Walsh College. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Pauli is qualified to serve as a director of the Company on the basis of his financial experience at numerous biotechnology and pharmaceutical companies, which adds valuable expertise in guiding the strategic direction of the Company and working with the investment community.

Directors Continuing in Office Until the 2017 Annual General Meeting of Shareholders

Virinder Nohria, M.D., Ph.D. Dr. Nohria, 60, has served on the Board of Directors since the Merger and was designated a member of the Board of Directors by Vidara pursuant to an agreement between the parties to the Merger. Previously, Dr. Nohria was director of Vidara from December 20, 2011 until the Merger. Dr. Nohria also serves on the board of directors of Promentis Pharmaceuticals Inc. and Sabela Pharmaceuticals, Inc. Dr. Nohria co-founded Vidara Therapeutics, Inc. in 2011 and most recently served as its President and Chief Medical Officer. Previously, Dr. Nohria was part of the founding team of Alaven Pharmaceutical LLC, a biopharmaceutical company, and served as its Chief Medical Officer, Chief Compliance Officer and Executive Vice President from 2008 until its sale to Meda AB in October 2010. Between 2003 and 2005, Dr. Nohria was Vice President and Chief Medical Officer of Xcel Pharmaceuticals Inc. Prior to that, Dr. Nohria served as Clinical Research Physician for Eli Lilly and Company. Dr. Nohria is a board-certified neurologist with special qualification in child neurology. Dr. Nohria received his medical training at the University of Cambridge in England and his postgraduate training at Great Ormond Street Children’s Hospital in London and at Duke University. He also holds a Ph.D. in neuropharmacology from University of Bradford in the United Kingdom. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Nohria is qualified to serve as a director of the Company on the basis of his valuable industry experience, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

Gino Santini. Mr. Santini, 58, has served on the Board of Directors since the Merger and was a director of HPI from March 2012 until the Merger. Mr. Santini currently serves on the board of directors of AMAG Pharmaceuticals, Inc., and Vitae Pharmaceuticals, Inc., each a public biopharmaceutical company, Sorin SpA, a public medical products group, Collegium Pharmaceutical, Inc., Intarcia Therapeutics, Artax Biopharma Inc. and Allena Pharmaceuticals, Inc. and is retired from a distinguished career with Eli Lilly and Company, a pharmaceutical company. During his tenure at Eli Lilly and Company from June 1983 to December 2010, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, president of the women’s health franchise and president of U.S. operations. Mr. Santini capped his career at Eli Lilly and Company as a member of the company’s executive committee and as the senior vice president of corporate strategy and business development. Mr. Santini, fluent in four languages, holds an undergraduate degree in mechanical engineering from the University of Bologna and a master’s in business administration from the University of Rochester. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Santini’s extensive international and domestic commercial and business development experience brings important insight to the Board of Directors as it plans the Company’s future growth.

Timothy P. Walbert. Mr. Walbert, 48, has served as chairman of the Board of Directors and as our president and chief executive officer since the Merger and was chairman of the Board of Directors of HPI and HPI’s president and chief executive officer from inception in March 2010 until the Merger. Mr. Walbert has also served

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as the president and chief executive officer of Horizon Pharma USA since June 2008 and on its board of directors since July 2008. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a biopharmaceutical company which was acquired by Takeda America Holdings, Inc. in June 2009. From January 2006 to May 2007, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, where he led the global development and launch of HUMIRA, which exceeded $12.0 billion in 2014 sales, and divisional vice president, global cardiovascular strategy at Abbott, a broad-based healthcare company. From April 1998 to June 2001, Mr. Walbert served as director, Celebrex North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company, a pharmaceutical company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves on the boards of directors of XOMA Corp., a public biotechnology company, Egalet Corporation, a public pharmaceutical company, the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO), ChicagoNEXT, a World Business Chicago (WBC) led council of technology leaders and the Greater Chicago Arthritis Foundation. In 2013, Mr. Walbert was appointed by former Illinois Governor Pat Quinn to the Illinois Innovation Council. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Walbert is qualified to serve as a director of the Company on the basis of his valuable industry experience, which brings important strategic insight to the Board of Directors as it plans the Company’s future growth.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

The Board of Directors currently consists of eight members and is divided into three classes, as follows:

•	Class I, which consists of Mr. Daniel and Mr. Watkins, and whose term will expire at the Annual General Meeting of Shareholders;

•	Class II, which consists of Mr. Grey, Dr. Himawan and Mr. Pauli, and whose term will expire at our 2016 Annual General Meeting of Shareholders; and

•	Class III, which consists of Dr. Nohria, Mr. Santini and Mr. Walbert, and whose term will expire at our 2017 Annual General Meeting of Shareholders.

At each Annual General Meeting of Shareholders, the successors to directors whose terms then expire will serve until the third Annual General Meeting of Shareholders following their election and until their successors are duly elected and qualified. The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed by ordinary resolution with majority vote of the Company’s shareholders at a general meeting provided that extended notice of such resolution has been given in accordance with section 142 of the Irish Companies Act 1963.

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

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Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Daniel, Mr. Grey, Dr. Himawan, Mr. Pauli, Mr. Santini and Mr. Watkins. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Mr. Walbert, the Company’s President and Chief Executive Officer, and Dr. Nohria, a prior employee of Vidara, are not independent directors by virtue of their current and prior employment with the Company, respectively.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all officers, directors and employees. The Code is available on the Company’s website at www.horizonpharma.com. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Walbert. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chairman of the Board has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chairman of the Board is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chairman of the Board with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chairman of the Board.

The Company requires the election, by the independent directors of the Board, of an independent lead director to serve during any period when there is no independent Chairman of the Board. Because Mr. Walbert is currently serving as Chief Executive Officer and Chairman of the Board, in September 2014, in connection with the Merger, the independent directors of the Board named Mr. Grey as the lead independent director. Mr. Grey also served as the lead independent director of HPI from August 2012 until the Merger. The lead independent director periodically establishes the agenda for meetings of the independent directors, coordinates with the committee chairs to report committee matters to the full Board, presides over executive sessions and other meetings of the independent directors, conveys messages from meetings of the independent directors to the Chief Executive Officer and makes himself available to discuss with other directors any concerns they may have about the Company and its performance. The Company believes that this leadership structure provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to the Company’s shareholders, that the interests of management and our shareholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our shareholders.

Shareholder Communications With the Board of Directors

While we have not adopted a formal process by which shareholders may communicate with the Board or any of its directors, shareholders who wish to communicate with the Board may do so by sending written

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communications addressed to the Company Secretary of Horizon at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland or communicate online to the Board of Directors as a group. This information is available on the Company’s website at www.horizonpharma.com.

Each communication will be reviewed by Horizon’s Company Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by the Company Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Hotline that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal, regulatory and ethical requirements, in addition to oversight of the performance of our external auditors. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Transaction Committee (known prior to the Merger as our Business Development Committee) evaluates potential strategic transactions and financing opportunities, including the risks that such transactions could pose to the Company.

Meetings of the Board of Directors

The Horizon Pharma plc Board of Directors held two meetings and did not act by unanimous written consent without a meeting during 2014. The HPI board of directors held nine meetings and did not act by unanimous written consent without a meeting during 2014. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member of Horizon Pharma plc or HPI.

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Information Regarding Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Transaction Committee (known prior to the Merger as our Business Development Committee). The following table provides membership and meeting information for fiscal 2014 for each of the Board committees (which includes the membership and meeting information of HPI prior to the Merger):

Name	Audit		Compensation		Nominating and Corporate Governance		Transaction
Jeffrey W. Bird, M.D., Ph.D.(1)					X
William F. Daniel(2)	X				X
Jean-François Formela, M.D.(3)					X
Michael Grey(4)	X		X				X	*
Jeff Himawan, Ph.D.(5)	X		X	*			X
Ronald Pauli	X	*	X
Gino Santini(6)	X				X	*	X	*
Timothy P. Walbert(7)							X
H. Thomas Watkins(8)					X	*	X
Total meetings in fiscal 2014	4		5		6		3

*	Committee Chairperson during 2014

(1)	Dr. Bird served on the HPI Board of Directors and the HPI Nominating and Corporate Governance Committee until June 2014.
(2)	Mr. Daniel has served on the Board of Directors, the Audit Committee and the Nominating and Corporate Governance Committee since September 2014.
(3)	Dr. Formela served on the HPI Board of Directors and the HPI Nominating and Corporate Governance Committee until April 2014.
(4)	Mr. Grey served on the HPI Audit Committee and as the Chairperson of the HPI Business Development Committee (known as the Transaction Committee following the Merger) until September 2014.
(5)	Dr. Himawan served on the HPI Business Development Committee (known as the Transaction Committee following the Merger) until September 2014.
(6)	Mr. Santini served on the HPI Audit Committee and as the Chairperson of the HPI Nominating and Corporate Governance Committee until September 2014. Mr. Santini has served as the Chairperson of the Transaction Committee since September 2014.
(7)	Mr. Walbert served on the HPI Business Development Committee (known as the Transaction Committee following the Merger) until September 2014.
(8)	Mr. Watkins has served on the Board of Directors, the Nominating and Corporate Governance Committee and the Business Development Committee (known as the Transaction Committee following the Merger) since April 2014 and as the Chairperson of the Nominating and Corporate Governance Committee since September 2014.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the

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Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is composed of three non-employee directors: Mr. Pauli, Mr. Daniel and Dr. Himawan, with Mr. Pauli serving as the chairperson of the Audit Committee. All members of the Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Horizon Pharma plc Audit Committee met one time during the last fiscal year and the HPI Audit Committee met three times during the last fiscal year. The Audit Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

The Audit Committee performs numerous functions including, among other things:

•

evaluating the performance, independence and qualifications of the Company’s independent registered public accounting firm and determining whether to retain the Company’s existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of the Company’s independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of the Company’s independent registered public accounting firm on the Company’s engagement team as required by law;

•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent registered public accounting firm and management;

•

reviewing with the Company’s independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls;

•	as appropriate, reviewing any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with the Code;

•	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing the Company’s investment policy on a periodic basis; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Pauli qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and the NASDAQ Listing Rules. In making this determination, the Board of Directors has considered Mr. Pauli’s formal education and the nature and scope of his previous experience, coupled with past and present service on various audit committees. Both the independent registered public accounting firm and management periodically meet privately with the Audit Committee.

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Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Audit Committee

Ronald Pauli, Chairman

William F. Daniel

Jeff Himawan, Ph.D.

Compensation Committee

The Compensation Committee is composed of three non-employee directors: Mr. Grey, Dr. Himawan and Mr. Pauli, with Dr. Himawan serving as the chairperson of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Horizon Pharma plc Compensation Committee met one time during the last fiscal year and the HPI Compensation Committee met four times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review and approve or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	reviewing and approving (or if it deems appropriate, recommending to the Board of Directors regarding) the compensation and other terms of employment of the Company’s executive officers;

•

reviewing and approving (or if it deems appropriate, recommending to the Board of Directors regarding) performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for the Company, as well as modification or termination of existing plans and programs;

•

evaluating and approving (or if it deems appropriate, recommending to the Board of Directors regarding) the type and amount of compensation to be paid or awarded to non-employee members of the Board of Directors;

•	administering the Company’s equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

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reviewing the competitiveness of the Company’s executive compensation programs and evaluating the effectiveness of the Company’s compensation policy and strategy in achieving expected benefits to the Company;

•

reviewing and approving (or if it deems appropriate, recommending to the Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for its executive officers;

•	preparing the report that the SEC requires in the Company’s annual proxy statement;

•	reviewing the adequacy of the Company’s Compensation Committee charter on a periodic basis;

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee; and

•

evaluating risks associated with the Company’s compensation policies and practices and assessing whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the Chief Executive Officer and other senior management, which, as defined in the Compensation Committee charter, includes any officer who reports directly to the Chief Executive Officer and any other officer of the Company or its subsidiaries so designated by the Chief Executive Officer. Other than giving such recommendations, however, the Chief Executive Officer and other senior management have no formal role and no authority to determine the amount or form of executive and director compensation.

The Compensation Committee may, at the expense of the Company, retain legal counsel (which may, but need not be, the regular corporate counsel to the Company) and other consultants and advisors to assist it with its functions. The Compensation Committee has authority to approve such advisors’ fees and other retention terms and to terminate its relationship with any advisor that it retains. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual committee members.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not to be incorporated by reference in any filing of Horizon under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee

Jeff Himawan, Ph.D., Chairman

Michael Grey

Ronald Pauli

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three non-employee directors: Mr. Daniel, Mr. Santini and Mr. Watkins, with Mr. Watkins serving as the chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Horizon Pharma plc Nominating and Corporate Governance Committee met four times during the last fiscal year and the HPI Nominating and Corporate Governance Committee met two times during the last fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on the Board of Directors;

•	determining the minimum qualifications for service on the Board of Directors;

•	evaluating director performance on the Board and applicable committees of the Board;

•	considering nominations by shareholders of candidates for election to the Board;

•	considering and assessing the independence of members of the Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the Board of Directors any changes to such principles;

•	reviewing, on a periodic basis, as appropriate, the Code and approve (or, if deemed appropriate, recommend to the Board of Directors) any changes to the Code;

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periodically reviewing the Company’s policy statements to determine their adherence to its Code and considering any request by the Company’s directors or executive officers for a waiver from such Code;

•	reviewing the adequacy of its charter on an annual basis; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors who are recommended by shareholders, directors, third party search firms engaged by the Company and other sources. When selecting candidates for recommendation to the Board of Directors, the Nominating and Corporate Governance Committee will consider the attributes of the candidates and the needs of the Board of Directors and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following may be considered:

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the independence standards established by the Company, the presence of any material interests that could cause a conflict between the Company’s interests and the interests of the director nominee, and the director nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;

•	the director nominee’s willingness to adhere to the Code;

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the director nominee’s ability to devote sufficient time to the business of the Board of Directors and at least one of the standing committees of the Board of Directors, in light of the number of other boards on which the director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the director nominee;

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•	the appropriate size and the diversity of the Company’s Board of Directors;

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the knowledge, skills and experience of the director nominee, including experience in the industry in which the Company operates, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	the director nominee’s familiarity with domestic and international business matters;

•	legal and regulatory requirements that are applicable to the Company;

•	the director nominee’s experience with accounting rules and practices;

•	the director nominee’s ability to enhance the relationship of the Company’s business to the changing needs of society; and

•	the desire of the Board of Directors to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Corporate Governance Committee does not have a formal policy in this regard, the diversity of the Board is listed as a factor to be considered in evaluating candidates for the Board, among others, in the Horizon Pharma plc Nominating and Corporate Governance Committee Charter, which is available on our website. The Nominating and Corporate Governance Committee seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

The Nominating and Corporate Governance Committee will consider director candidates recommended by Horizon shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Horizon shareholder.

Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual General Meeting of Shareholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o Horizon Pharma plc, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland, Attn: Company Secretary, (i) no earlier than the close of business on November 9, 2015, which is 150 days prior to the first anniversary of the date this Proxy Statement was first released to members in connection with the Annual General Meeting, if such nomination is to be included in the Company’s proxy statement and form of proxy relating to an annual general meeting of shareholders, and (ii) no later than the close of business on January 8, 2016, which is 90 days prior to the first anniversary of the date this Proxy Statement was first released to shareholders in connection with the Annual General Meeting, if such nomination is not to be included in the Company’s proxy statement and form of proxy relating to an annual general meeting of shareholders. Each submission must:

•	set forth the name, age, business address and residence address of each individual whom the shareholder proposes to nominate for election or re-election as a director;

•	set forth the principal occupation or employment of such nominee;

•	set forth the class and number of our ordinary shares which are owned of record and beneficially by such nominee;

•	set forth the date or dates on which such ordinary shares were acquired and the investment intent of such acquisition;

•	include a completed and signed questionnaire, representation and agreement required by article 99.4 of our articles of association;

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include such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named as a nominee and to serving as a director if elected); and

•	include the information required by article 99.3 of our articles of association.

Transaction Committee

The Transaction Committee is composed of three directors: Mr. Grey, Mr. Santini and Mr. Watkins, with Mr. Santini serving as the chairperson of the Transaction Committee. All members of the Transaction Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The functions of the Transaction Committee include, among other things:

•

reviewing, considering and evaluating proposed product or business acquisitions or divestitures, licensing, distribution, promotion, collaboration and other commercial agreements and arrangements, joint ventures, and any other business development transactions;

•	reviewing, considering and evaluating proposed financing opportunities, including the issuance of equity, debt and convertible securities;

•	reviewing, considering and evaluating proposed Existing Debt Dealings (as defined in the charter of the Transaction Committee);

•	monitoring negotiations and other communications with third parties in connection with potential business development transactions, financing opportunities and debt discharge opportunities;

•

considering historical and current information regarding the Company’s business, prospects, financial condition, operations, capabilities, products, management, advisors, competitive position and industry, and how these factors may affect business development, financing opportunities and debt discharge opportunities;

•	considering general economic, industry and financial market conditions and trends, and how these factors may affect business development, financing opportunities and debt discharge opportunities;

•	meeting with management to identify and assist the Board in evaluating opportunities that will further the Company’s business development strategy; and

•	periodically reviewing and evaluating prior transactions and financings for consistency with, and achievement of, the Company’s strategic business goals, objectives or plans.

The Transaction Committee met two times during the last fiscal year. The HPI Business Development Committee met one time during the last fiscal year. The Transaction Committee has adopted a written charter that is available to shareholders on the Company’s website at www.horizonpharma.com.

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EXECUTIVE OFFICERS

The following table sets forth information regarding executive officers as of April 7, 2015:

Name	Age	Position with the Company
Timothy P. Walbert	48	President, Chief Executive Officer and Chairman of the Board of Directors
Robert F. Carey	56	Executive Vice President, Chief Business Officer
Paul W. Hoelscher	50	Executive Vice President, Chief Financial Officer
David G. Kelly	54	Executive Vice President, Company Secretary and Managing Director, Ireland
John J. Kody	47	Executive Vice President, Chief Commercial Officer
Barry J. Moze	61	Executive Vice President, Corporate Development
Jeffrey W. Sherman, M.D., FACP	60	Executive Vice President, Research and Development and Chief Medical Officer

The following is biographical information as of April 7, 2015 for our executive officers other than Mr. Walbert, whose biographical information is included above.

Robert F. Carey. Mr. Carey has served as our executive vice president, chief business officer since the Merger. Mr. Carey previously served as executive vice president and chief business officer of HPI from March 2014 until the Merger. Prior to joining the Company, Mr. Carey spent more than 11 years as managing director and head of the life sciences investment banking group at JMP Securities LLC, a full-service investment bank. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities. Mr. Carey also has held roles at Red Hen Bread, InStadium, Shearson Lehman Hutton and Ernst & Whinney. Mr. Carey received his B.S. in accounting from the University of Notre Dame.

Paul W. Hoelscher. Mr. Hoelscher has served as our executive vice president, chief financial officer since October 2014. Previously, he was executive vice president, finance of HPI from June 2014 through September 2014. Mr. Hoelscher also served as company secretary from the Merger until November 2014. Prior to joining HPI, Mr. Hoelscher served as senior vice president, finance — treasury and corporate development of OfficeMax, Inc., an office supply company, from August 2013 to May 2014, and as vice president, finance — treasury and corporate development of OfficeMax from August 2012 to July 2013. From May 2011 to May 2012, Mr. Hoelscher served as vice president, finance integration of Alberto Culver Company, a beauty care company which was acquired by Unilever in 2011. Prior to that, Mr. Hoelscher served as vice president, international finance and treasurer from 2010 to May 2011 and vice president, corporate controller from 2004 to 2010. From 1993 to 2004, Mr. Hoelscher served in other positions of increasing responsibility at Alberto Culver, including manager, corporate accounting; director, corporate finance; senior director, corporate finance; and corporate controller. Mr. Hoelscher also served in various positions in the audit practice at KPMG LLP from 1986 to 1993. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant.

David G. Kelly. Mr. Kelly has served as our company secretary since November 2014 and as our executive vice president, managing director, Ireland, since the Merger. Prior to joining Horizon, Mr. Kelly served as chief financial officer of the Vidara Therapeutics Group from February 2012 to September 2014, and was previously chief financial officer of AGI Therapeutics plc, a publicly-listed Irish pharmaceutical company, from May 2005 to January 2012. Mr. Kelly also served as senior vice president, finance and planning of Warner Chilcott plc (formerly Galen Holdings plc), a fully integrated specialty pharmaceutical company based in Northern Ireland. In addition, Mr. Kelly held roles at Elan Corporation and KPMG. Mr. Kelly holds a B.A. in economics from Trinity College, Dublin and is also a member of the Institute of Chartered Accountants in Ireland (ACA).

John J. Kody. Mr. Kody has served as our executive vice president, chief commercial officer since November 2014. Previously, Mr. Kody was president of Leica Biosystems Richmond Inc., a biotechnology

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company and subsidiary of Danaher Corporation, from April 2010 to November 2014. Before joining Leica, Mr. Kody held various vice president level positions at Baxter Healthcare Corporation, a diversified healthcare company, from 2006 to 2010. Prior to joining Baxter in 2006, Mr. Kody was a business unit director and then a sales director at Abbott. He previously served as director of strategy for the neuroscience division at Eli Lilly and Company from 1997 to 2003. Earlier in his career, Mr. Kody was employed with Hill-Rom Holdings, Inc. and Ford Motor Company. Mr. Kody received a bachelor’s degree in mechanical engineering from the University of Michigan and an MBA from the University of Michigan’s Ross School of Business.

Barry J. Moze. Mr. Moze has served as our executive vice president, corporate development since the Merger and is responsible for corporate strategy, human resources, information technology, project management, business operations and government affairs. Mr. Moze previously served as executive vice president, corporate development of HPI from May 2014 until the Merger. In addition, Mr. Moze has spent more than 28 years as Partner of Crystal Clear Communications, a consulting firm focused on the development and execution of corporate strategies. Prior to Crystal Clear, Mr. Moze was a founder and president of Review Services and Asset Management Group, a licensed investment advisory firm. Mr. Moze serves on the board of Palermo Villa.

Jeffrey W. Sherman, M.D., FACP. Dr. Sherman has served as our executive vice president, research and development and chief medical officer since the Merger. From June 2011 until the Merger, Dr. Sherman served as executive vice president, development, manufacturing and regulatory affairs and chief medical officer of HPI, and from HPI’s inception in March 2010 to June 2011, Dr. Sherman served as HPI’s executive vice president, development and regulatory affairs and chief medical officer. Dr. Sherman joined Horizon Pharma USA as executive vice president, development and regulatory affairs and chief medical officer in June 2009. From June 2009 to June 2010, Dr. Sherman served as president and board member of the Drug Information Association, or DIA, a nonprofit professional association of members who work in government regulatory, academia, patient advocacy, and the pharmaceutical and medical device industry. Dr. Sherman is now a past president of DIA and serves as DIA liaison to the Clinical Trial Transformation Initiative, a public-private partnership founded by the U.S. Food and Drug Administration and Duke University to improve the quality and efficiency of clinical trials. He also serves on the Board of Advisors of the Center for Information and Study on Clinical Research Participation, a nonprofit organization dedicated to educating and informing the public, patients, medical/research communities, the media, and policy makers about clinical research and the role each party plays in the process. Dr. Sherman is an adjunct assistant professor of Medicine at the Northwestern University Feinberg School of Medicine and is a member of a number of professional societies as well as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine. From August 2007 to June 2009, Dr. Sherman served as senior vice president of research and development and chief medical officer at IDM which was acquired by Takeda in 2009. From June 2007 to August 2007, Dr. Sherman served as vice president of clinical science at Takeda, a pharmaceutical research and development center. From September 2000 to June 2007, Dr. Sherman served as chief medical officer and executive vice president at NeoPharm, Inc., a biopharmaceutical company. From October 1992 to August 2000, Dr. Sherman served as director, senior director and executive director of clinical research and head of oncology global medical operations at Searle/Pharmacia, a pharmaceutical company. Prior to joining Searle, Dr. Sherman worked in clinical pharmacology and clinical research at Bristol-Myers Squibb Company, a biopharmaceutical company. Dr. Sherman received his M.D. from the Rosalind Franklin University/Chicago Medical School. Dr. Sherman completed an internal medicine internship, residency and chief medical residency at Northwestern University as well as fellowship training at the University of California, San Francisco. Dr. Sherman was also a research associate at the Howard Hughes Medical Institute at UCSF.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses the compensation philosophy, policies and principles underlying our executive compensation decisions for 2014. On September 19, 2014, the businesses of Horizon Pharma, Inc. and Vidara Therapeutics International Public Limited Company were combined in a merger transaction which we refer to as the Merger, with Vidara changing its name to Horizon Pharma plc in connection with the Merger. The following discussion and analysis applies to executive compensation of Horizon Pharma, Inc. through closing of the Merger and to Horizon Pharma plc after closing of the Merger. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following executive officers who have been named in the Summary Compensation Table included in this Proxy Statement and whom we refer to as our named executive officers:

Named Executive Officer	Title
Timothy P. Walbert	Chairman, President and Chief Executive Officer
Robert F. Carey(1)	Executive Vice President, Chief Business Officer
Paul W. Hoelscher(2)	Executive Vice President, Chief Financial Officer
John J. Kody(3)	Executive Vice President, Chief Commercial Officer
Barry J. Moze(4)	Executive Vice President, Corporate Development
Robert J. De Vaere(5)	Former Executive Vice President, Chief Financial Officer

(1)	Mr. Carey was hired as our Executive Vice President, Chief Business Officer in March 2014.
(2)	Mr. Hoelscher joined Horizon as our Executive Vice President, Finance in June 2014 and became our Chief Financial Officer on October 1, 2014.
(3)	Mr. Kody was hired as our Executive Vice President, Chief Commercial Officer in November 2014.
(4)	Mr. Moze was hired as our Executive Vice President, Corporate Development in May 2014.
(5)	Mr. De Vaere was our Executive Vice President and Chief Financial Officer until his retirement from the Company on September 30, 2014 in connection with the appointment of Mr. Hoelscher as our Chief Financial Officer. Mr. De Vaere continues to serve as a consultant to the Company.

Executive Summary

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our industry group and peer group companies in that it both encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

2014 was a transformational year for Horizon. The highlights of our performance during 2014 included:

•	The price of our ordinary shares increased approximately 69% over the period from January 1 to December 31, 2014, outperforming our peer group.

•	On September 19, 2014, we completed the Merger, with the resulting company, Horizon Pharma plc, headquartered in Dublin, Ireland.

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Presented encouraging data from a Phase 2 clinical study of ACTIMMUNE (interferon gamma-1b) treatment in children with FA and announced plans to file an IND for a Phase 3 study for ACTIMMUNE, which was filed the first quarter of 2015.

•	We received Orphan Drug Designation from the FDA for ACTIMMUNE in Friedreich’s Ataxia.

•	We acquired the U.S. rights to PENNSAID 2% on October 17, 2014 along with an eight-year exclusive manufacturing agreement.

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We received three additional patents from the U.S. Patent and Trademark Office with claims covering VIMOVO with patent terms through 2022 and a Notice of Allowance from the U.S. Patent and Trademark Office on a patent application covering VIMOVO and titled “Method for Treating a Patient at Risk for Developing an NSAID-associated Ulcer” as well as subsequently received the corresponding patent in February 2015 with patent terms out to 2031 and we received an additional Notice of Allowance from the U.S. Patent and Trademark Office with expected claims covering RAYOS out to 2027.

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We achieved strong revenue growth, primarily from the sales of our marketed products, VIMOVO, DUEXIS and RAYOS, as well as ACTIMMUNE, acquired in connection with the Merger. Net revenues were $297 million in 2014, representing an increase of 301% over net revenues of $74 million in 2013.

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We significantly increased the breadth and depth of our management team with the addition of Robert F. Carey, Paul W. Hoelscher, David G. Kelly, John J. Kody and Barry J. Moze as executive vice presidents and multiple positions filled at the senior vice president and vice president levels.

We have had strong stock price performance and revenue growth as measured against our peer group for a sustained period. The following charts illustrate the level of our stock price performance and revenue growth as measured against our peer group over a three year period:

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The major aspects of our 2014 executive compensation program include the following:

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No Guaranteed Salary Increases or Bonus Awards. We do not provide our named executive officers with guaranteed salary increases or bonuses. Our named executive officers are employed at-will and are expected to demonstrate strong performance in order to continue serving as members of the executive team.

•	2014 Annual Cash Incentive Program. Payouts under our 2014 Annual Cash Incentive Program were linked to attainment of our 2014 key corporate performance objectives.

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Equity Grants. We granted options and restricted stock unit awards which serve as retention device, because the executive must continue employment with us for the awards to vest, and also serve to align our named executive officer’s interest with those of our shareholders.

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Cash Long-Term Incentive Program. We adopted a new cash long-term incentive program which is designed to put a large portion of our named executive officers’ total potential compensation at risk, with payout levels tied to our level of total shareholder return and contingent upon the creation of long-term shareholder value.

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Share Ownership Guidelines. In 2014, our Board of Directors adopted minimum share ownership guidelines for our Board of Directors, Chief Executive Officer, Executive Vice Presidents and certain other employees who serve on our executive leadership team.

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No Excessive Perquisites. We do not provide personal lifestyle perquisites, such as country club memberships, vacation units, personal use of aircraft, personal entertainment accounts or similar perquisites.

2015 Compensation Program Changes

In March 2015 we granted stock options, restricted stock units, and performance-based stock unit awards to our leadership team, including our named executive officers, to recognize the outstanding stock performance and significant value delivered to shareholders over the past several years, and more recently since the Merger, as well as to provide incentives going forward that continue to align our executive and shareholder interests. The performance-based stock unit awards will vest at different amounts based upon our level of total shareholder return over a three-year performance period beginning on March 23, 2015. The performance based stock unit awards are intended to put a large portion of our named executive officers’ total compensation at risk and with payouts contingent upon the creation of significant long-term shareholder value as further described below under “Proposed Equity Long-Term Incentive Program.”

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Consideration of Shareholder Advisory Votes

At our 2012 Annual Meeting of Stockholders, the Board recommended and our shareholders agreed to hold an advisory vote on executive compensation each year. In addition to holding an annual advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. Our say-on-pay vote held at our 2014 Annual Meeting of Stockholders was supported by approximately 91.3% of the votes affirmatively cast, excluding abstentions and broker non-votes. While this vote was only advisory, our Compensation Committee interpreted it to be a very positive affirmation from our shareholders that they strongly endorse our historical compensation philosophy, policies and decisions.

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, annual bonuses, grants under our cash long-term incentive program, grants under our equity incentive compensation plan and severance and change in control benefits. Our executive compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives to manage our business to meet our long-term objectives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and shareholders by motivating executive officers to achieve performance objectives that will increase shareholder value;

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provide a competitive compensation package in which total compensation is determined in part by market factors, key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers; and

•	reward the achievement of key corporate and individual performance measures.

Our Compensation Committee believes that our executive compensation programs should include short- and long-term performance incentive components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations by increasing base salary levels, awarding cash bonuses and granting additional equity awards, as appropriate. The Compensation Committee evaluates both performance and compensation to make sure that the total compensation provided to our executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the pharmaceutical industry, taking into account our relative performance and our own strategic objectives.

Setting Executive Compensation

Our Board of Directors has delegated to the Compensation Committee of our Board of Directors, which is composed of independent directors under SEC regulations and the NASDAQ Listing Rules, responsibility for creating, reviewing and approving, or, if it deems appropriate, making recommendations for approval to the Board, the compensation of our executive officers. The Compensation Committee also oversees our compensation and benefit plans and policies and administers our equity incentive plans.

Generally on an annual basis the Compensation Committee reviews and approves, or recommends for Board approval, the compensation to be paid to our Chief Executive Officer and other executive officers. As part of this process, the Compensation Committee conducts an annual review of the aggregate level of our executive compensation, the mix of elements used to compensate our executive officers and historic compensation levels, including prior equity award gains and losses.

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When setting executive compensation levels the Compensation Committee has historically considered compensation paid by life sciences companies included in the Radford Global Life Sciences Survey, together with other information made available to it, such as compensation analysis performed by independent, third-party compensation specialists. The Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process and typically provides additional context and validation for our executive compensation decisions. Although our Compensation Committee has historically used the Radford survey data as a tool in determining executive compensation, it typically has not used a formula to set our executives’ compensation in relation to this data. In addition, our Compensation Committee has typically taken into account advice from other non-employee members of our Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

The Compensation Committee has also considered and intends to continue to consider key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers as well as market factors in setting their base compensation and target bonus levels, and awarding bonuses and long-term incentives.

Compensation Consultants

The Compensation Committee retains the services of third-party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies. In 2013 and 2014, we engaged Compensia Inc., an executive compensation specialist to analyze our executive compensation practices. In the second half of 2014, we engaged ClearBridge Compensation Group as our new compensation consultant because of ClearBridge’s experience in developing long-term equity incentive programs for other companies that have successfully aligned management and shareholder interests. In November 2014, ClearBridge was engaged to develop a new comprehensive long-term incentive compensation program for our executive team, including our named executive officers, as further described below under “Cash Long-Term Incentive Program” and “Proposed Equity Long-Term Incentive Program.”

Peer Group

In mid-2014, in anticipation of the closing of the Merger and the increased responsibilities that would apply to our executive team members following its completion, we had Compensia prepare an analysis of our compensation practices with respect to base salaries, annual bonuses, and long-term incentive grant practices against the practices of an industry peer group of 24 pharmaceutical companies with similar market capitalizations, number of employees and revenue levels as anticipated to be in effect for the Company following the closing of the Merger. The following table shows the companies that made up our benchmark peer group. As of December 31, 2014, these peer group companies have a median market capitalization of approximately $3.5 billion, as compared to our current market capitalization of approximately $2.8 billion.

Peer Group
Acorda Therapeutics	InterMune
Aegerion Pharmaceuticals	Isis Pharmaceuticals
Alkermes	Jazz Pharmaceuticals
ARIAD Pharmaceuticals	Medicines Co.
Auxillium Pharma	Medivation
Avanir Pharmaceuticals	Myriad Genetics
BioMarin Pharmaceuticals	Nektar Therapeutics
Cubist Pharmaceuticals	NPS Pharmaceuticals
Depomed	Pacira Pharmaceuticals
Endo International	Pharmacyclics
Impax Laboratories	Salix Pharmaceuticals
Incyte	United Therapeutics

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Benchmarking

In September 2014, the Compensation Committee reviewed our compensation philosophy. The philosophy is to attract and retain top talent with experience in building and leading a successful specialty pharmaceutical organization, provide competitive compensation and benefits opportunities that motivate appropriate risk taking to achieve success, clearly communicate the drivers of business success to create a sense of urgency and ownership among employees, create a direct, meaningful link between business results, individual performance and rewards to motivate over-achievement, to provide flexibility in our compensation plans to allow differentiation for our employees with the highest performance and potential, to create equitable pay opportunities for management and high-level individual contributors and to align interests of management, employees and shareholders to set priorities and focus. In September 2014, the Compensation Committee determined that it would change to generally referencing the 50th percentile of comparable companies in combination with multiple other factors, such as the executives’ respective levels of experience and responsibility, internal pay equity, and the other compensation elements provided to the executives, in determining the total target cash compensation for all executives. Prior to September 2014, the philosophy was to generally reference the 50th to 75th percentile of the total compensation of comparable companies in combination with multiple other factors in determining total target cash compensation.

Independence of Compensation Consultants

In June 2014, the Compensation Committee conducted an independence and performance assessment of Compensia. In conducting the independence assessment, the Compensation Committee considered the following factors: whether Compensia provided any other services to the Company; the amount of fees received by Compensia from the Company as a percentage of Compensia’s total revenues; the policies and procedures of Compensia that are designed to prevent conflicts of interest; any business or personal relationship of the individual representative of Compensia who worked directly with the Compensation Committee; any of the Company’s stock owned by the individual representative of Compensia who worked directly with the Compensation Committee; and any business or personal relationship of the individual representative of Compensia who worked directly with the Compensation Committee, or of Compensia, with any of our executive officers. After conducting this assessment, the Compensation Committee concluded that the retention of Compensia did not raise any conflict of interest.

In June 2014, the Compensation Committee also conducted an independence assessment of ClearBridge as a precursor to engaging ClearBridge as its new compensation consultant. In conducting the independence assessment, the Compensation Committee considered the following factors: whether ClearBridge would provide any other services to the Company; the amount of fees anticipated to be received by ClearBridge from the Company as a percentage of ClearBridge’s total revenues; the policies and procedures of ClearBridge that are designed to prevent conflicts of interest; any business or personal relationship of the individual representative of ClearBridge who would work directly with the Compensation Committee; any of the Company’s stock owned by the individual representative of ClearBridge who would work directly with the Compensation Committee; and any business or personal relationship of the individual representative of ClearBridge who would work directly with the Compensation Committee, or of ClearBridge, with any of our executive officers. After conducting this assessment, the Compensation Committee concluded that the planned engagement of ClearBridge did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions

The Chief Executive Officer typically evaluates the performance of other executive officers and employees, along with the performance of the Company as a whole against previously determined objectives, on an annual basis and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, bonuses, cash performance incentives and annual equity awards for the other executives. The

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Compensation Committee exercises its own independent discretion in approving or recommending to the Board for approval base salary adjustments and cash bonuses, cash performance incentives and equity-based awards for all executive officers. The Chief Executive Officer is not present during deliberations or voting with respect to his own compensation.

Ownership Guidelines for Directors and Executive Officers

In September 2014, our Board of Directors adopted share ownership guidelines for the Company’s non-employee directors, Chief Executive Officer, Executive Vice Presidents and certain other employees who serve as members of our executive leadership team, including the named executive officers, or the covered individuals. Under the guidelines, these individuals are expected to own a number of the Company’s ordinary shares with a value equal to: five times (5x) base salary, for the Chief Executive Officer; two times (2x) base salary, for the Executive Vice Presidents, and one time (1x) base salary for each other member of the executive leadership team; and two times (2x) the director’s annual equity grant value, for each non-employee director of the Company.

The guidelines provide that the individuals subject to the guidelines are expected to establish the minimum ownership levels within five years of the adoption of the guidelines (or within five years of the date an officer or director first becomes subject to them).

The value of the Company’s ordinary shares for purposes of determining the number of shares subject to these guidelines in a given year is determined as the product of (i) the number of ordinary shares credited as held by the individual and (ii) the greater of (a) the closing price of the company’s ordinary shares on the applicable date, or (b) the purchase or exercise price paid for such shares. Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including stock units that have vested but not yet settled); shares retained after an option exercise or issuance under another type of equity award granted under the company’s equity incentive plans; shares retained after purchase under our Employee Stock Purchase Plan; shares subject to time-based vesting stock units that have not vested; shares held in a 401(k) plan account; and shares held in trust for the benefit of the individual. Any unvested performance stock units and unexercised stock options, whether vested or unvested, will not count toward satisfaction of these ownership guidelines.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of base salary, annual cash incentive compensation and long-term compensation in the form of our Cash Long-Term Incentive Program and equity awards, as well as severance protection for certain of our executive officers through employment agreements with those executive officers. As discussed in more detail below, base salary is based primarily on market factors and annual cash incentive compensation is a target percentage of base salary, with the actual amount awarded determined by the Compensation Committee based upon its determination of the level of attainment of performance goals. The amount of cash compensation and the amount of equity awards granted to our executives are both considered in determining total compensation for our executive officers.

Historically, we have not specified a target percentage of the overall compensation to be represented by the various compensation elements. The Compensation Committee’s intention was that performance-based cash incentive bonuses and long-term equity compensation should be a significant part of the executive’s compensation, and historically, it has represented a significant portion of an executive’s total pay package (consisting of base salary, bonus, performance-based cash incentive compensation and equity compensation), so that approximately 30% to 70% of our named executive officers total pay package is at risk. This helps with implementing a culture in which our named executive officers know that their take home pay depends, to a large extent, upon the Company’s performance. Employees in more senior roles have an increasing proportion of their total pay package at risk and tied to performance because they are in a position to have greater influence on the Company’s performance results. For example, approximately 82% of our Chief Executive Officer’s total pay

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package was at risk. For purposes of such calculations, with respect to stock option grants, the Black-Scholes value on the date of grant was used and with respect to stock unit award values, the value of the underlying shares on the date of grant was used.

The following charts illustrate the elements of the 2014 total pay package for our Chief Executive Officer and other named executive officers and the respective percentages which were at risk:

We have selected each of the executive compensation components for the following reasons:

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Taken as a whole, the components of the executive compensation program (base pay, annual cash incentive compensation, long-term incentive compensation and our severance benefit protections) are comparable to the programs offered by other companies of our size in the pharmaceutical industry; therefore, our compensation program generally helps us attract new executive talent and retain, motivate, and reward the executives that we currently employ.

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The annual cash incentive program rewards executives for the satisfaction of our pre-established annual corporate performance goals. Compensation under this program directly rewards satisfaction of our corporate objectives and individual performance. We provide this program so that our executives will focus their efforts on annual company goals that are driven by our longer term strategy, and to take actions that maximize shareholder value. Our Compensation Committee rewards executives only in the event of satisfactory corporate and individual performance.

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Long-term incentive awards serve several purposes: first, they are a retention device, because the executive must continue employment with us for the awards to vest; and second, our Cash Long-Term Incentive Program awards that vest upon satisfaction of corporate performance goals incentivize our executives to satisfy key performance objectives that will maximize shareholder value, and long-term equity incentive awards that vest over time become more valuable as shareholder value increases.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities, individual experience and market factors. Base salaries are reviewed annually, typically in connection with our annual performance review process. In December 2013, our Compensation Committee recommended increases to the base salaries for our executive officers, effective January 1, 2014, after a review of the Radford survey data for comparable companies and executive officer positions, executive officer salaries at the peer group companies, and individual and company performance. The Compensation Committee recommended and the Board of Directors approved a 3.0% increase to the annual base salary of Mr. De Vaere to $386,168 and a 9.3% increase to

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the base salary for Mr. Walbert to $644,100. These 2014 base salary increases were approved because the Board of Directors determined that these named executive officers should be rewarded for our above target performance during 2013 and their individual efforts in contributing to such performance.

In connection with the hiring of Mr. Carey in March 2014 and the hiring of Messrs. Moze and Hoelscher in May and June 2014, respectively, our Compensation Committee considered their base salaries provided at their prior employers and the base salaries for similarly situated executives at our peer companies, as well as internal pay equity. Based on its evaluation of these factors, our Compensation Committee approved that an annual base salary of $400,000 was appropriate for Mr. Carey, an annual base salary of $375,000 was appropriate for Mr. Hoelscher, and an annual base salary of $300,000 was appropriate for Mr. Moze, each of which became effective on their respective dates of hire. In September 2014, the Compensation Committee, after referencing the 50th percentile of base salary compensation provided to individuals in similar positions at the new peer group companies and considering other factors, approved base salary increases for each of Messrs. Walbert, Carey, Hoelscher and Moze which would become effective upon the closing of the Merger in order to reflect their increased responsibilities. Additionally, with respect to Mr. Moze, an increase was approved to reflect his transition from part-time to full-time employment in September 2014. The base salary increases became effective on September 19, 2014 and are reflected in the table below.

In connection with the hiring of Mr. Kody in November 2014, our Compensation Committee considered his base salary provided at his prior employer and the base salaries for similarly situated executives at our peer companies, as well as internal pay equity. Based on its evaluation of these factors, our Compensation Committee approved that an annual base salary of $427,000 was appropriate for Mr. Kody effective on his date of hire.

Base salaries for each of our named executive officers as of the end of 2014 were as follows:

Named Executive Officer	Final 2014 Base Salaries
Timothy P. Walbert	$805,000
Robert F. Carey	$427,000
Paul W. Hoelscher	$427,000
John J. Kody	$427,000
Barry J. Moze	$427,000
Robert J. De Vaere(1)	N/A

(1)	Mr. De Vaere retired from the Company on September 30, 2014.

Short-Term Incentive Compensation

VIMOVO Acquisition Bonus. In December 2013, the Compensation Committee recommended and the Board of Directors approved a one-time bonus payment to certain employees, including named executive officers, related to the completion of the acquisition of the U.S. rights to VIMOVO from AstraZeneca AB in November 2013. The Compensation Committee deliberated and determined that the VIMOVO acquisition was a significant value creation event for the Company and that the executive officers should be compensated separately for their completion of the acquisition. The one-time bonus amounts approved were $300,000 for Mr. Walbert and $150,000 for Mr. De Vaere. The Compensation Committee and the Board further determined that these one-time bonus payments should be made in the form of fully vested stock units for a number of shares of our common stock with a value equal to the bonus payment amounts as of the award date, so that the Board of Directors approved 43,290 stock units for Mr. Walbert and 21,640 stock units for Mr. De Vaere. Shares of common stock were issued in settlement of the stock units on May 15, 2014.

Signing and Relocation Bonus. We have not historically paid any guaranteed bonuses to the named executive officers. From time to time, we pay signing bonuses in connection with the commencement of

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employment of executive officers, contingent upon their continued service, such as the signing and relocation bonuses paid to Messrs. Carey and Kody pursuant to their employment agreements. Mr. Carey’s employment agreement provided for a relocation bonus of $155,339. The relocation bonus was provided to Mr. Carey in order to compensate him for the costs of relocating his residence to the Chicago, Illinois area. If Mr. Carey had been terminated for cause or had resigned without good reason prior to March 5, 2015, the one year anniversary of his date of hire, he would have been required to repay his retention and signing bonus in full. Mr. Kody’s employment agreement provided for a signing bonus of $150,000 which was intended to compensate him for the annual bonus he forfeited upon termination of employment with his former company. If Mr. Kody is terminated with cause or resigns without good reason prior to November 24, 2015, the one year anniversary of his date of hire, he will be required to repay his retention and signing bonus in full.

2014 Annual Cash Incentive Compensation. In addition to base salaries, we provide performance-based cash bonuses as an incentive for our executives to achieve defined annual corporate goals. In December 2013, the Compensation Committee approved raising Mr. Walbert’s target cash bonus as a percentage of his base salary from 60% to 70% and to recommend raising Mr. De Vaere’s target cash bonus as a percentage of his base salary from 40% to 50% in order to reflect their above target performance during 2013 and to bring their target total cash compensation in line with the targeted peer group level. Target cash bonuses of 50% of their base salaries were established for each of Messrs. Carey, Hoelscher, Kody and Moze pursuant to the terms of their respective employment agreements, which were approved by the Compensation Committee. These established target bonus percentages were deemed market competitive based on Radford survey data and peer group data available at the time of hire of the executive officers and based on other then-current data. Bonus target percentages are reviewed annually and may be adjusted by the Board of Directors or the Compensation Committee, in its discretion, although pursuant to their respective employment agreements, such percentages may not be reduced without the consent of the executive.

In September 2014, the Compensation Committee approved increasing Mr. Walbert’s target cash bonus opportunity to 100% of his then current base salary effective upon the closing of the Merger in order to reflect his increased responsibilities and to align his total cash compensation with the 50th percentile of the new peer group companies.

Target cash bonus opportunities for 2014 as a percentage of current base salary for each of our named executive officers were as follows:

Named Executive Officer	2014 Target Bonus as Percentage of Base Salary
Timothy P. Walbert	100%
Robert F. Carey	50%
Paul W. Hoelscher	50%
John J. Kody	50%
Barry J. Moze	50%
Robert J. De Vaere(1)	50%

(1)	Pursuant to the terms of his Transition Agreement, Mr. De Vaere is eligible to earn a 2014 performance bonus based on his contributions to the Company during 2014.

At the beginning of 2014, the Compensation Committee, in consultation with management, approved the 2014 corporate goals and milestones for the executive officers. Each of these corporate objectives and milestones was assigned a certain weight, with 2014 bonus payments to be determined based on achievement of the various objectives. Final determinations as to 2014 bonus levels would be generally based on the achievement of these corporate goals or milestones, as well as the Compensation Committee’s assessment as to each executive’s contribution to the overall development of our business and corporate accomplishments during 2014.

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The 2014 quantitative and qualitative corporate objectives established as guidelines at the beginning of 2014 by the Compensation Committee and their relative weightings were:

Quantitative Objectives (80%)

•	Achieve total net revenue of $226 million (30%).

•	Achieve adjusted non-GAAP net income of $35 million (25%).

•	Finish 2014 with cash balance of at least $70 million without a capital raise (10%).

•	Acquire new product(s) with expected annual net revenues of $50 million (15%).

Qualitative Objectives (20%)

•	Ensure corporate culture of compliance by achieving our corporate objectives while operating in a fully compliant manner (10%).

•	Continue to build organization through recruitment and retention of key talent and providing opportunities for development and advancement of organization (5%).

•	Ensure any product and/or company acquisitions are integrated seamless to achieve board-approved deal financial models (5%).

The Compensation Committee determined that with respect to the quantitative objectives, the minimum and maximum performance levels and corresponding payout levels would be as follows, with a minimal threshold of attainment of 90% of the objective required for any payout and a maximum payout level of 200% with respect to each objective:

Quantitative Objective	Percent of Target Bonus	Minimum Level 90% of objective (75% payout)*	100% of objective (100% payout)*	125% Payout*	150% Payout*	200% Payout (Maximum Level)*
Total Net Revenue	30%	$200	$226	$249	$271	$316
Adjusted Net Income	25%	$30	$35	$39	$42	$47
Year-end Cash Balance	10%	$60	$70	$75	$80	$85
Acquire New Products	15%	$25	$50	$75	$100	$125

*	All dollar amounts in the table above are in the millions.

Additionally, the Compensation Committee determined that the 2014 performance-based cash bonuses would be capped at 150% of base salary.

The Compensation Committee recommended and the Board of Directors approved these goals because it believed that they were the best indicators of the achievement of the execution of our operating plan and are the factors that were most critical to increasing total shareholder value. These goals, therefore, were determined to be the most well suited to align the financial interests of the named executive officers with those of our shareholders. In February 2015, the Compensation Committee determined that these 2014 quantitative corporate objectives had been attained at an aggregate level of 184.4% of the targeted levels and that the 2014 qualitative objectives had been attained at 100.0% of the targeted levels. The Compensation Committee determined that 2014 bonus award levels would be generally determined based on the level of attainment of the foregoing 2014 quantitative and qualitative corporate objectives, with adjustments made to reflect the personal contributions of individual executives in helping to attain those objectives and the overall development of our business and corporate accomplishments during 2014.

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In determining their applicable 2014 performance bonus award levels the Compensation Committee considered the personal contributions that the named executive officers had made in attaining the following transformative results during 2014:

•	We outperformed our 2014 revenue plan target by 44% ($297 million vs. $206 million), while completing two acquisitions.

•	VIMOVO revenues grew from $20 million in 2013 to $163 million in 2014 under our ownership.

•	We grew DUEXIS revenues 41% while launching VIMOVO.

•	We completed the Merger, giving us the rights to ACTIMMUNE and resulting in our re-domiciling under the laws of Ireland with headquarters in Dublin, Ireland.

•	We acquired the U.S. rights to PENNSAID 2% along with an eight-year exclusive manufacturing agreement.

•	Our market cap grew from $500 million to $1.6 billion.

•	Total shareholder return of approximately 69%, outperforming our peer group.
•	We had over $100 million in adjusted EBITDA in our first profitable year ($92 million in adjusted net income).

•	We seamlessly added 150 new employees with two sales force expansions.

•

We significantly increased the breadth and depth of our management team with the addition of Robert F. Carey, Paul W. Hoelscher, David G. Kelly, John J. Kody and Barry J. Moze as executive vice presidents and we filled multiple positions at the senior vice president and vice president levels.

•	We restructured our commercial organization to set up for future growth while exceeding our planned growth expectations for 2014.

•	We hired an entirely new finance team including a new Chief Accounting Officer, Treasurer, Corporate Controller, Vice President, Tax and Vice President, Financial Planning & Analysis.

In February 2015, based on management’s recommendations and the Compensation Committee’s own review, deliberation and determination of achievement of the corporate objectives and milestones listed above, along with determination of the named executive officers individual contributions toward meeting those objectives and milestones described above, the Compensation Committee approved cash bonus awards for our named executive officers as follows, which were paid in March 2015:

Named Executive Officer	2014 Awarded Performance Bonus	Percentage of 2014 Target Bonus Awarded
Timothy P. Walbert	$1,207,500	150%
Robert F. Carey	$457,613	214%
Paul W. Hoelscher	$400,000	187%
John J. Kody	$37,231	167%
Barry J. Moze	$400,000	187%
Robert J. De Vaere(1)	$400,000	207%

(1)	Pursuant to the terms of his Transition Agreement, Mr. De Vaere was eligible to earn a 2014 performance bonus based on his contributions to the Company during 2014.

Discretionary Bonus. Additionally, in February 2015 the Compensation Committee approved an additional discretionary bonus of $292,500 for Mr. Walbert due to his individual contributions in attaining our corporate objectives and transformative results during 2014. Mr. Walbert’s additional 2014 performance discretionary bonus was paid in March 2015.

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Long-Term Incentive Compensation

Cash Long-Term Incentive Program. In November 2014 we adopted our Cash Long-Term Incentive Program, or Cash LTIP, which is intended to provide significant economic incentives for our executive team to create significant long-term shareholder value by tying the program payout levels to our applicable level of total shareholder return, or TSR, over the designated performance period of November 5, 2014 through May 5, 2015 and to also require a minimum level of TSR over a three year period ending on November 5, 2017 as a general condition to payment of any amounts under the Cash LTIP. For such purposes, TSR means the percentage change in the price of the Company’s ordinary shares on a compounded annualized basis plus the dollar value of dividends and distributions made or declared divided by the closing price of the Company’s ordinary shares on the record date of the dividends and distributions.

Each of our named executive officers, with the exception of Mr. De Vaere, has been designated as a participant in the Cash LTIP. To earn a Cash LTIP bonus, the named executive officer must remain employed by us through November 4, 2017 unless the earlier departure from employment is due to death, disability, termination without cause or a change in control transaction. Bonus payments under the Cash LTIP, if any, will be made after November 4, 2017 unless a change in control occurs prior to such date.

Participants in the Cash LTIP will be eligible for a specified cash bonus, the amount of which bonus is determined by whether our total compounded annualized TSR for the period from November 5, 2014 through May 5, 2015 is greater than or equal to a specified threshold that ranges between 15% and 60%, and which bonus will be earned and payable only if the TSR for the period from November 5, 2014 to November 4, 2017 is greater than 15%.

The TSR for the period from November 5, 2014 through May 5, 2015 will be calculated using the 20-trading-day volume weighted average trading price of our ordinary shares, or VWAP, on each of November 5, 2014 and May 5, 2015, and the TSR for the period from November 5, 2014 to November 4, 2017 will be calculated using the VWAP on each of November 5, 2014 and November 4, 2017. The VWAP on November 5, 2014 was $12.08. If the VWAP as of May 5, 2015 is less than $12.95, the TSR for the period from November 5, 2014 through May 5, 2015 would be less than 15%, so no bonuses would be paid under the Cash LTIP. Even if the TSR for the period from November 5, 2014 through May 5, 2015 is 15% or greater, if the VWAP as of November 4, 2017 is less than or equal to $18.37, the TSR for the period from November 5, 2014 to November 4, 2017 would not be greater than 15%, so no bonuses would be paid under the Cash LTIP. The ordinary share price thresholds above do not take into account possible dividends during the measurement period.

In determining the applicable award levels under the Cash LTIP to our named executive officers, the Compensation Committee considered the overall increase in our value that would be necessary to achieve such payouts and amounts that would be sufficient to motivate our executive team to exert extraordinary efforts to increase our value. For example, in order to receive the maximum payout under the Cash LTIP, our total shareholder return from November 5, 2014 through May 5, 2015 would have to increase by at least 60%, resulting in an overall increase in our value of approximately $390 million during such period. The applicable potential payout levels to our named executive officers under the Cash LTIP are as follows:

	TSR Level
Named Executive Officer	> 15% and < 25%	> 25% and < 40%	> 40% and < 60%	> 60%
Timothy P. Walbert	$1,202,000	$2,137,000	$3,205,000	$4,541,000
Robert F. Carey	$414,000	$737,000	$1,105,000	$1,566,000
Paul W. Hoelscher	$414,000	$737,000	$1,105,000	$1,566,000
John J. Kody	$414,000	$737,000	$1,105,000	$1,566,000
Barry J. Moze	$332,000	$589,000	$884,000	$1,253,000

2014 Equity Incentives. We believe that providing our executives the opportunity to increase their ownership of our stock better aligns the interests of shareholders and executives and encourages long-term

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performance. The stock awards enable our executive officers to benefit from the appreciation of shareholder value, while personally participating in the risks of business setbacks. Our equity incentive plans have provided our executive officers the primary means to acquire equity or equity-linked interests in the Company. These equity awards are generally approved and granted in the first quarter of each year.

In January 2014, based on the recommendation of the Compensation Committee, the Board of Directors granted restricted stock units and stock options to Messrs. Walbert and De Vaere as part of their overall compensation package. The stock option grants were as follows: 223,000 stock options for Mr. Walbert and 70,000 stock options for Mr. De Vaere. The restricted stock unit grants were as follows: 198,000 restricted stock units for Mr. Walbert and 62,000 restricted stock units for Mr. De Vaere. These equity award levels were determined by the Compensation Committee as appropriate in order to reward them for our above-target performance in 2013, as well as compensate for the lower level of equity awards previously granted to them in January 2013 due to the limited number of shares available for grant under the equity incentive plan at that time. Subject to continued services, the restricted stock units vest in four equal annual installments, and the options vest in 48 equal monthly installments, in each case commencing January 2, 2014.

In January 2014, the Board of Directors approved the grant of 10,000 stock options to Mr. Moze in consideration of the services he was then providing to Horizon as a consultant. These options vest in 48 equal monthly installments commencing January 2, 2014, subject to continued services.

In connection with the hiring of Messrs. Carey, Moze, Hoelscher and Kody they were each granted new-hire stock options and new hire restricted stock unit awards as part of their overall compensation package which was approved by the Board of Directors. The new-hire stock option grants were as follows: 140,000 stock options for Mr. Carey, 72,300 stock options for Mr. Moze, 90,000 stock options for Mr. Hoelscher and 128,000 stock options for Mr. Kody. Subject to continued services, the new hire stock options vest 25% on the first anniversary of the date of hire and thereafter in 36 equal monthly installments. The new-hire restricted stock unit grants were as follows: 124,000 restricted stock units for Mr. Carey, 80,000 restricted stock units for Mr. Hoelscher, 64,300 restricted stock units for Mr. Moze and 75,900 restricted stock units for Mr. Kody. Subject to continued services, the new-hire restricted stock units vest in four equal annual installments commencing on the date of hire. In connection with his hiring, Mr. Carey was also granted 100,000 inducement stock options which fully vest on the first anniversary of his date of employment. It was determined that these level of grants of new-hire equity awards were appropriate in order to provide the executives with sufficient equity to induce them to join Horizon. Mr. Moze was initially granted fewer stock options and restricted stock units than our other Executive Vice Presidents to reflect his initial part-time employment status.

In September 2014 the Board of Directors determined to grant an additional 17,700 stock options and an additional 15,700 restricted stock units to Mr. Moze in order to reflect his transition from part-time to full-time employment at that time so that his total equity award levels would be consistent with those provided to our other Executive Vice Presidents.

2015 Equity Incentives. In March 2015 the Compensation Committee granted stock option and restricted stock unit awards subject to time-based vesting, or the Time-Based Grants, and performance-based vesting stock unit awards, or PSU Awards, to our named executive officers, which are the 2015 equity awards. The Compensation Committee granted the 2015 equity awards in order to recognize the outstanding stock performance and significant value delivered to shareholders over the past several years, and more recently since the Merger, as well as to provide incentives going forward that continue to align our executive and shareholder interests. The Time-Based Grants and PSU Awards are up-front grants intended to cover the next three years of equity grants for the executive team. The Time-Based Grants also recognize the fact that, due to management’s low ownership relative to our peer group, management has not had the opportunity to share in the value created to date consistent with competitive market practice.

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The Company’s performance has been outstanding, with significant returns delivered to shareholders over time, specifically:

•	72% stock price appreciation year-to-date in 2015 through March 23, 2015.

•	79% stock price appreciation since the close of the Merger.

•	850% total stock price appreciation since January 1, 2013, or approximately 160% compound annual stock price appreciation.

At the same time, the executive team’s ownership is generally below the 25th percentile of the peer group and in case of the Chief Executive Officer, significantly below the 25th percentile, and therefore executives have not had the full opportunity to share in the value delivered to shareholders.

	Horizon		Peer Group Ownership
	Current Ownership(1)		25th	50th
Named Executive Officer	Shares	% of OSO(2)	Percentile	Percentile
Timothy P. Walbert	1,366,643	0.8%	1.6%	2.5%
Robert F. Carey	427,678	0.3%	0.3%	0.5%
Paul W. Hoelscher	170,000	0.1%	0.2%	0.4%
John J. Kody	203,900	0.1%	n/a (3)	n/a (3)
Barry J. Moze	182,106	0.1%	0.2%	0.4%

(1)	Horizon Current Ownership includes shares held directly, exercisable and unexercisable stock options, and unvested stock units.
(2)	Based on 165,378,725 fully diluted Ordinary Shares Outstanding, or OSO, as of March 20, 2015 (includes (i) outstanding shares, (ii) potential shares to be issued from outstanding stock options, stock units and warrants and (iii) potential shares to be issued from outstanding convertible notes and exchangeable notes).
(3)	Data is not available for the comparable management role at peer companies.

The compensation committee approved the 2015 equity awards to achieve the following objectives:

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Set executive officers’ ownership at more market-competitive levels, reward for performance achieved to date and continue to align executives with future value creation through time-vested equity grants in a combination of stock options and restricted stock units. See “Time-Based Grants” below for further discussion.

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Provide executives an additional performance-based equity opportunity tied to delivering future total shareholder returns over the next three years at levels above expected market rates of return through a grant of PSU Awards.

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Time-Based Grants. The following table reflects the number of options and restricted stock units subject to the Time-Based Grants. These grant amounts were set to provide our named executive officers with more competitive ownership levels, using the 50th percentile of our peer group as a reference point. Except for a portion of Mr. Walbert’s option, all the options were granted effective March 23, 2015 and have an exercise price per share of $22.14, which was the closing share price on the grant date. Mr. Walbert’s stock option was granted effective March 23, 2015 with respect to 1,050,000 shares subject to the option and because of the Section 162(m) limits on annual grants of options contained in the 2014 Plan 1,650,000 shares subject to the option were approved contingent and effective upon shareholder approval of the Amended 2014 Plan pursuant to Proposal 2 of this Proxy Statement. If Proposal 2 is approved by the shareholders, then the option exercise price for 1,650,000 of Mr. Walbert’s options will be equal to the closing share price on May 6, 2015. Subject to continued services, the options vest 25% on the first anniversary of the date of grant and thereafter in 36 equal monthly installments and the restricted stock units vest in four equal annual installments commencing on the date of grant.

	March 23, 2015 Grant (Time-Based Grants)		Time-Based Option Grant Subject to Shareholder Approval	Pro Forma Ownership		Peer Group Ownership Percentile
Named Executive Officer	Options	RSUs		Shares	% of OSO(1)	25th	50th	75th
Timothy P. Walbert	1,050,000	500,000	1,650,000	4,566,643	2.6%	1.6%	2.5%	3.1%
Robert F. Carey	276,000	124,000	—	827,678	0.5%	0.3%	0.5%	0.8%
Paul W. Hoelscher	276,000	124,000	—	570,000	0.3%	0.2%	0.4%	0.7%
John J. Kody	276,000	124,000	—	603,900	0.3%	n/a (2)	n/a (2)	n/a (2)
Barry J. Moze	173,000	77,000	—	432,106	0.3%	0.2%	0.4%	0.5%

(1)	Based on 172,819,725 fully diluted OSO as of March 23, 2015 (includes (i) outstanding shares, (ii) potential shares to be issued from outstanding stock options, stock unit and warrants, (iii) potential shares to be issued from outstanding convertible notes and exchangeable notes and (iv) the Time-Based Grants, including grants subject to shareholder approval).
(2)	Data not available for the comparable management role at peer companies.

PSU Awards. In order to further align our leadership team with delivering outstanding returns to shareholders, in March 2015 the Compensation Committee granted PSU Awards to our leadership team members including our named executive officers, which is a group of approximately 30 employees who serve at the chief executive officer, executive vice president, senior vice president and vice president levels. The PSU Awards are intended to provide significant economic incentives for our leadership team to create significant long-term shareholder value by tying the PSU Award vesting levels to significant total shareholder return hurdles over a three-year performance period commencing March 23, 2015. Specifically, the total shareholder return, or TSR, during the three-year performance period starting on March 23, 2015 must be at least 15% compounded annually (implied 20-day volume weighted average trading price of our ordinary shares (“20-day VWAP”) of at least $32.70 on March 22, 2018) in order for any portion of a PSU Award to vest and must be at least 60% compounded annually (implied 20-day VWAP of at least $88.06 on March 22, 2018) for the maximum PSU Award to vest, as shown in the table below.

TSR will be measured using a base price of $21.50, which is equal to the 20-day VWAP ending on March 23, 2015, the date of grant. TSR will be measured through three separate ending measurement dates occurring on December 22, 2017, March 22, 2018, and June 22, 2018. One-third of the target PSU Award will be measured at each measurement date and the PSU Award vesting level will be determined pursuant to the schedule below based on the compound annual TSR from March 23, 2015 through the applicable measurement date. To the extent that the compound annual TSR falls between the levels shown on the chart below, straight-line interpolation will be applied to determine the number of PSU Awards to vest. If the compound annual TSR falls below the 15% threshold hurdle as determined on each of the measurement dates, and no earlier change in control has occurred prior to such measurement dates, the PSU Award will be forfeited in its entirety. For purposes of measurement of the PSU Awards, TSR means the percentage change in the price of the Company’s ordinary shares on a compounded annualized basis, plus the value of reinvested dividends.

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The implied future 20-day VWAP to achieve the TSR hurdles are shown in the table below:

Three-Year Compound Annual TSR	Implied 20-day VWAP on March 22, 2018 (Assuming No Dividends)	Implied Total Market Value (Assuming 165.4 million fully diluted shares outstanding)	PSU Award Payout as a Multiple of Target Award
Less than 15%	Less than $32.70	Less than $5.4 billion	No award earned (all PSUs cancelled)
15%	$32.70	$5.4 billion	1X Target Award
30%	$47.24	$7.8 billion	2X Target Award
45%	$65.55	$10.8 billion	3X Target Award
60% or greater	Greater than or equal to $88.06	$14.6 billion	4X Target Award

In determining the PSU Award levels granted to our executive officers, the compensation committee considered the overall increase in our total market value that would be necessary to achieve the applicable PSU Award vesting levels and amounts that would be sufficient to reward our executive officers for exerting extraordinary efforts to increase our value. For example, in order for the maximum PSU Awards to vest, our total shareholder return from March 23, 2015 to March 22, 2018 would have to equal at least 60% (implied 20-day VWAP of $88.06 on March 22, 2018), resulting in an overall increase in our value of approximately $10.9 billion during such period (based on a 20-day VWAP of $21.50 on March 23, 2015 and assuming no change in fully diluted common shares outstanding). The compensation committee determined that such compensation levels would be appropriate for our executive officers in the event that we meet these aggressive performance goals. The PSU Award levels and resulting pro-forma ownership for each of our named executive officers are as follows:

	Compound Annual TSR at Each TSR Hurdle Rate
	< 15% TSR (Implied Price <$32.70)		15% TSR (Implied Price =$32.70)		30% TSR (Implied Price =$47.24)		45% TSR (Implied Price =$65.55)		60% TSR (Implied Price =$88.06)		Peer Group Ownership Percentiles
	Total PSUs Earned	Pro-Forma Ownership % of OSO (1)	Total PSUs Earned	Pro-Forma Ownership % of OSO(1)	Total PSUs Earned	Pro-Forma Ownership % of OSO(1)	Total PSUs Earned	Pro-Forma Ownership % of OSO(1)	Total PSUs Earned	Pro-Forma Ownership % of OSO(1)
Named Executive Officer											25th	50th	75th
Timothy P. Walbert	—	2.6%	675,000	3.0%	1,350,000	3.3%	2,025,000	3.6%	2,700,000	4.0%	1.6%	2.5%	3.1%
Robert F. Carey	—	0.5%	233,000	0.6%	466,000	0.7%	699,000	0.8%	932,000	1.0%	0.3%	0.5%	0.8%
Paul W. Hoelscher	—	0.3%	233,000	0.5%	466,000	0.6%	699,000	0.7%	932,000	0.8%	0.2%	0.4%	0.7%
John J. Kody	—	0.3%	233,000	0.5%	466,000	0.6%	699,000	0.7%	932,000	0.8%	n/a (2)	n/a (2)	n/a (2)
Barry J. Moze	—	0.3%	186,000	0.4%	372,000	0.5%	558,000	0.5%	744,000	0.6%	0.2%	0.3%	0.5%

(1)	Pro-Forma Ownership % of OSO based on (a) pro-forma ownership, which includes shares held directly, exercisable and unexercisable stock options, and unvested RSUs, including the Time-Based Grants, and PSU Awards corresponding with the TSR level of achievement shown in the table above, divided by (b) fully diluted common shares outstanding, which includes 172,819,725 potentially fully diluted OSO as of March 23, 2015 (which includes the Time-Based Grants), as well as PSU Awards corresponding with the TSR level of achievement shown in the table above.
(2)	Data not available for the comparable management role.

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The Compensation Committee determined that the PSU Awards are aligned with shareholder interests and support a strong pay-for-performance orientation. The design of the PSU Awards, with aggressive TSR hurdles (15% minimum and 60% max), strongly aligns management with continuing to deliver outstanding returns to shareholders over the next three years. If these aggressive TSR hurdles are met, the increase in our share price will deliver a significant increase in our total shareholder value as shown in the following table:

Horizon Pharma Total Outstanding Equity Grants
Date	Required Share Price Achievement(1)	Implied Total Market Value (Billions)(2)	Total Outstanding Equity Grants (Millions)(3)	% of Fully Diluted Common Shares Outstanding(4)	Estimated Percentile Rank Relative to Peers
Prior to 3/23/2015	n/a	$3.7	9.1	5.5%	5	th

With 3/23/2015 Time-Based Grants	$22.14 for Options	$3.7	16.6	9.6%	52	nd

With 3/23/2015 Time-Based Grants + TSR Grants at 1x	$32.70	$5.4	19.2	11.0%	69	th

With 3/23/2015 Time-Based Grants + TSR Grants at 2x	$47.24	$7.8	21.9	12.3%	80	th

With 3/23/2015 Time-Based Grants + TSR Grants at 3x	$65.55	$10.8	24.5	13.6%	82	nd

With 3/23/2015 Time-Based Grants + TSR Grants at 4x	$88.06	$14.6	27.2	14.8%	89	th

(1)	On March 22, 2018, assuming no dividends.
(2)	Uses diluted OSO for Horizon of 165,378,725 as of 3/20/2015 for each scenario.
(3)	Excludes shares directly held as direct ownership data is not available for all employees for Horizon or the peer group.
(4)	Diluted OSO for Horizon includes 165,378,725 diluted shares outstanding as of 3/20/2015 plus additional shares granted in each scenario.

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Pursuant to the current terms of the 2014 Equity Incentive Plan, there is a limit of 631,844 shares that can be subject to performance-based awards that can be granted to any individual annually. As reflected in the “New Plan Benefits” table in Proposal 2 of this Proxy Statement, for each of the named executive officers, the number of ordinary shares that may be earned for each PSU Award for TSR achievement above the 15% TSR hurdle level is subject to shareholder approval of the Amended 2014 Plan, which includes an increase to the maximum number of performance-based awards that can be granted to any individual annually, In addition, for our Chief Executive Officer, 45,000 ordinary shares of his PSU Award at the 15% TSR level is also subject to shareholder approval of the Amended 2014 Plan. The following table details the portion of the PSU Awards which are subject to shareholder approval for each named executive officer:

	15% TSR		30%, 45% and 60% TSR PSU Grant Subject to Shareholder Approval
Named Executive Officer	PSU Grant Not Subject to Shareholder Approval	PSU Grant Subject to Shareholder Approval	Low	High
Timothy P. Walbert	630,000	45,000	675,000	2,025,000
Robert F. Carey	233,000		233,000	699,000
Paul W. Hoelscher	233,000		233,000	699,000
John J. Kody	233,000		233,000	699,000
Barry J. Moze	186,000		186,000	558,000

Additionally, in order for any portion of the PSU Awards granted under the program to vest, the grantee must remain employed by us through March 22, 2018 unless the earlier departure from employment is due to death, disability, termination without cause or a change in control transaction. In the event of a termination without cause or good reason resignation prior to the end of the performance period, the grantee is still eligible to vest in a pro-rated portion of the award based on the number of months the grantee was employed during the performance period, still subject to the attainment of the TSR levels during the full performance period. In the event of a termination for any reason other than death, disability, termination without cause, good reason resignation or termination in connection with a change in control transaction that occurs prior to the end of the performance period, the grantee will forfeit the entire PSU Award.

If a change in control of Horizon occurs during the performance period, then the portion of the PSU Award that may be earned will be calculated based on the level of annualized TSR attained through the date of the change in control. In order for the PSU Award to vest and be earned following any change in control, the grantee will still be generally required to remain employed by us or our successor through March 22, 2018 unless the earlier departure from employment is due to (i) death, (ii) disability, or (iii) termination without cause or a good reason resignation.

To further align executives’ interests with those of shareholders and to discourage excessive risk-taking, to the extent that the PSU Awards granted to our executives vest, any vested shares will be subject to an additional two-year holding requirement. Specifically, shares will be issued in settlement of 50% of the vested PSU Award on March 22, 2019 (one year following vesting) and for the remaining 50% on March 22, 2020 (two years following vesting). However, the vested PSU Award shares will be issued immediately in the event of the named executive officer’s death or disability or upon a change in control of Horizon which occurs prior to such scheduled issuance dates.

Severance Benefits

Our named executive officers are entitled to certain severance benefits. We believe these severance benefits are in line with those provided by our peer group and are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the shareholders.

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Our named executive officers each have severance benefit protection under the terms of their employment agreements which provide for up to 12 months’ base salary and COBRA health insurance premiums in the event of an involuntary or constructive termination. Mr. Walbert is also entitled to receive his target annual bonus amount in the event of his involuntary termination. In the event of an involuntary or constructive termination in connection with a change in control, Mr. Walbert has severance benefit protection under the terms of his employment agreement which provides for up to 24 months’ base salary, two years of target bonus and 12 months COBRA health insurance premiums, and each of our other named executive officers has severance benefit protection under the terms of his employment agreement which provides for up to 12 months’ base salary, one year of target bonus and 12 months COBRA health insurance premiums. In addition, stock option and other equity awards are subject to acceleration under the terms of their employment agreements in the event of a qualifying termination within 90 days prior to or within 18 months following a change in control. Each of our named executive officers must enter into a non-competition agreement that is to be effective during the period that the severance benefits are payable.

Severance benefits to our executives are payable only if the executive’s employment is involuntarily terminated without cause or constructively terminated under certain circumstances. The Compensation Committee believes that these benefits are an important element of the named executive officers’ retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent, and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits are in our best interests. The severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of our shareholders.

De Vaere Transition Agreement

In June 2014, we entered into an executive employment and transition agreement with Mr. De Vaere, or Transition Agreement, which replaced and superseded Mr. De Vaere’s prior executive employment agreement with the Company and which provided for Mr. De Vaere’s retirement from the Company to be effective on September 30, 2014. The Transition Agreement provides that Mr. De Vaere would continue to serve as a full-time consultant for a fee of $50,000 per month from October 1, 2014 through March 31, 2015 and would serve as a part-time consultant for a fee of $20,000 per month from April 1, 2015 through September 30, 2015. The Compensation Committee determined that the consulting fees were appropriate in comparison with Mr. De Vaere’s base salary as in effect during his employment and the need to have Mr. De Vaere provide consulting transition services in order to provide continuity and efficiency in connection with the Company’s hiring of a new Chief Financial Officer.

The Transition Agreement also provides that Mr. De Vaere would be eligible to receive an annual 2014 performance bonus based on Mr. De Vaere’s service to the Company during calendar year 2014. The Compensation Committee determined that Mr. De Vaere should be eligible to earn an annual cash performance incentive bonus for 2014 in light of the exceptional services he had previously provided to the Company and the importance of the transition consulting services that he would be providing to us for the remainder of 2014.

Mr. De Vaere’s Transition Agreement also provides for full accelerated vesting of all equity awards held by him effective on September 30, 2014. The Transition Agreement further provides that Mr. DeVaere would receive severance benefits effective commencing April 1, 2015 in the form of regular payments equivalent to Mr. De Vaere’s monthly base salary at the rate in effect prior to his termination of employment for a period of 12 months and up to 12 months’ COBRA health insurance premiums. The Compensation Committee recommended and our Board of Directors approved these severance benefits for Mr. De Vaere as consistent with the severance terms of his employment agreement.

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Section 4985 Excise Tax

In connection with the Merger, each individual who is or was an executive officer or director of Horizon and subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, at any time during the period commencing six months before and ending six months after the closing of the transaction, including each of our named executive officers, became subject to an excise tax under Section 4985 of the Internal Revenue Code on the value of certain stock compensation held at any time during the same period by the covered individual.

The excise tax applied to all payments (or rights to payment) granted to the covered individuals by Horizon in connection with the performance of services if the value of such payment were based on (or determined by reference to) the value of stock in Horizon (excluding certain statutory incentive stock options and holdings in tax qualified plans). This includes any outstanding nonqualified stock options, whether vested or unvested, restricted stock awards that remain subject to forfeiture, unvested restricted stock unit awards, vested but deferred shares and unvested performance restricted stock unit awards, in each case which are held by the covered individuals during this twelve month period. However, even if the excise tax is applicable generally, the excise tax did not apply to (i) any stock option which was exercised prior to the closing date of the Merger, or to the stock acquired in such exercise, if the related income were recognized on or before the closing date of the transaction, and (ii) any other specified stock compensation which is exercised, sold, distributed, cashed-out, or otherwise paid prior to the closing date of the Merger in a transaction in which income was recognized by the security holder.

Our Board of Directors carefully considered the impact of the potential Section 4985 excise tax on the named executive officers, determining that the imposition of the tax on the named executive officers, when the vesting of outstanding equity awards subject to the excise tax is not being accelerated and the named executive officers would receive no additional benefit in connection with the transaction, would result in the affected individuals being deprived of a substantial portion of the value of their equity awards. The Board of Directors concluded that it would not be appropriate to permit a significant burden arising from a transaction expected to bring significant strategic and financial benefits to Horizon and its shareholders, including operational and tax synergies, to be imposed on the individuals most responsible for consummating the transaction and promoting the success of the combined companies.

In addition, the Board of Directors assessed and compared the relative costs and benefits of two potential approaches for mitigating the possible impact of the Section 4985 excise tax: (1) reimbursing the covered individuals for the Section 4985 excise tax that would be payable by them as a result of the transaction (and any resulting income), and (2) accelerating the vesting of and/or canceling the equity awards held by the covered individuals. In weighing these alternatives, and deciding in favor of reimbursing the covered individuals for the Section 4985 excise tax and the resulting income, as opposed to accelerating the vesting and delivery of outstanding equity awards, the Board of Directors considered the high cost to Horizon and its shareholders of accelerating the vesting of the equity awards. Specifically the Board of Directors determined that accelerating the vesting and payment of outstanding equity awards to avoid the excise tax could result in Horizon incurring an unnecessary compensation expense following the Merger because it would also be necessary to make new equity grants in order to incentivize and retain key individuals and align the interests of the named executive officers following the transaction. Conversely, if the named executive officers were reimbursed for the excise tax, Horizon would only incur additional expense when and to the extent it were determined that the excise tax was applicable.

In addition, the Board of Directors considered the strong desire to continue to align the interests of executive officers and directors with stockholder interests through substantial and meaningful officer and director equity ownership. Each of Horizon’s executive officers has a significant number of unvested equity awards. The board determined that the effect of accelerating the vesting of, or canceling, such awards would be to lose significant retention value during a crucial period. Furthermore, our Board of Directors considered the preference that

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Horizon’s executive officers hold long-term performance-based compensation, which represents a large percentage of the unvested awards outstanding, and that accelerating the vesting of these performance-based awards could result in unearned compensation being paid to the executives.

Therefore, after careful consideration, the Board of Directors concluded that Horizon would provide the covered individuals with a payment with respect to the Section 4985 excise tax, so that, on a net after-tax basis, they would be in the same position as if no such excise tax had applied to them, referred to as the “excise tax and gross up payment.” When compared against the enhanced value of the Merger to Horizon’s stockholders, the potential cost of the excise tax and gross up payment to the named executive officers is relatively insignificant. The estimated amount of the Section 4985 excise tax and gross up payment for each of the named executive officers is set forth in the table below:

Named Executive Officer	Estimated 4985 Excise Tax and Gross Up Payment
Timothy P. Walbert	$4,057,715
Robert F. Carey	$1,270,715
Paul W. Hoelscher	$527,477
John J. Kody	$605,711
Barry J. Moze	$593,137
Robert J. De Vaere(1)	$1,148,158

(1)	Mr. De Vaere retired from the Company on September 30, 2014.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy promptly after its clawback requirements are more clearly defined by the SEC.

Other Compensation

All of our executive officers are eligible to receive our standard employee benefits, such as our 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the 2014 Employee Stock Purchase Plan, in each case on the same basis as our other employees. The Compensation Committee periodically reviews the levels of benefits provided to executive officers to ensure they remain reasonable and consistent with its compensation philosophy.

Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled Compensation Committee meetings whenever practicable. However, the Compensation Committee may otherwise approve the grant of equity awards in advance of its next schedule meeting in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. All stock options are granted with an exercise price that is not less than the closing price of our common stock on The Nasdaq Global Select Market on the the grant date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price. We recognize that a release of information by the Company in close proximity to an equity grant may appear to be an effort to time the announcement to a

45.

grantee’s benefit (even if no such benefit was intended). Accordingly, it is our policy that our management team makes a good faith effort to advise the Compensation Committee whenever it is aware that material non-public information is planned to be released to the public in close proximity to the grant of equity awards.

Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs encourages our employees to remain focused on both our short- and long-term goals. For example, while our annual cash incentive plan measures performance on an annual basis, our equity awards typically vest over a number of years and our Cash-Long Term Incentive Program requires that we achieve a specified level of TSR over a three year period which we believe encourages our employees to focus on sustained potential stock price appreciation, thus limiting the potential value of excessive risk-taking.

Accounting and Tax Considerations

We account for stock-based awards exchanged for employee services in accordance with the Compensation–Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our shareholders.

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Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2014, 2013 and 2012 by our named executive officers.

Name and Principal Position	Year	Salary		Bonus			Option Awards(1)		Stock Awards(1)		Non Equity Incentive Plan(2)		All Other Compensation(3)		Total
Timothy P. Walbert	2014		$689,792		$292,500	(4)		$1,208,660		$1,506,780		$1,207,500		$4,065,796		$8,971,028
Chairman, President and Chief Executive Officer	2013		$589,160		$—			$257,250		$606,282		$441,870		$600		$1,895,162
	2012		$572,000		$—			$—		$588,000		$275,000		$1,218		$1,436,218

Robert F. Carey(5)	2014		$336,641		$155,339	(6)		$2,210,200		$1,655,494		$457,613		$1,282,249		$6,097,536
Executive Vice President, Chief Business Officer

Paul W. Hoelscher(7)	2014		$210,920		$—			$1,024,291		$1,276,800		$400,000		$531,445		$3,443,456
Executive Vice President, Chief Financial Officer

John J. Kody(8)	2014		$44,479		$150,000	(9)		$1,099,306		$922,185		$37,231		$613,492		$2,866,693
Executive Vice President, Chief Commercial Officer

Barry J. Moze(10)	2014		$223,426		$—			$1,022,203		$1,116,481		$400,000		$598,979		$3,361,089
Executive Vice President, Corporate Development

Robert J. De Vaere(11)	2014		$289,626		$—			$379,400		$471,820		$400,000		$1,371,143		$2,911,989
Former Executive Vice President, Chief Financial Officer	2013 2012	$ $	374,920 364,000	$ $	— —		$ $	89,250 —	$ $	256,667 462,000	$ $	187,460 120,000	$ $	600 1,156	$ $	908,897 947,156

(1)	Amounts shown in this column do not reflect actual compensation received by our named executive officers. The amounts reflect the grant date fair value of the awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation–Stock Compensation, or ASC Topic 718. Assumptions used in the calculation of these awards are included in Note 18 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(2)	As applicable, reflects amounts earned in fiscal years 2014, 2013 and 2012 and paid in March 2015, January 2014 and January 2013, respectively, pursuant to our annual cash incentive compensation plan in effect for such fiscal year. For further information please see our Compensation Discussion and Analysis above.

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(3)	Amounts shown in this column include the following items:

	Year	Imputed Income on Life Insurance Benefits	401(k) Matching Contributions	Estimated Section 4985 Excise Tax and Gross Up Payments That Became Payable in Connection with the Merger	Legal Fees Reimbursements	Accrued Vacation and Sick Time Payout in Connection with Termination of Employment	Consulting Fees	Total
Timothy P. Walbert	2014	$378	$7,703	$4,057,715	$—	$—	$—	$4,065,796
	2013	$600	$—	$—	$—	$—	$—	$600
	2012	$1,218	$—	$—	$—	$—	$—	$1,218

Robert F. Carey	2014	$315	$—	$1,270,715	$11,219	$—	$—	$1,282,249

Paul W. Hoelscher	2014	$205	$—	$527,477	$3,763	$—	$—	$531,445

John J. Kody	2014	$47	$—	$605,711	$7,734	$—	$—	$613,492

Barry J. Moze	2014	$237	$5,605	$593,137	$—	$—	$—	$598,979

Robert J. De Vaere	2014	$284	$6,365	$1,148,158	$—	$66,336	$150,000	$1,371,143
	2013	$600	$—	$—	$—	$—	$—	$600
	2012	$1,156	$—	$—	$—	$—	$—	$1,156

(4)	Represents an additional discretionary bonus approved by the Compensation Committee in February 2015 and paid in March 2015.
(5)	Mr. Carey was hired as our Executive Vice President, Chief Business Officer in March 2014.
(6)	Represents Mr. Carey’s relocation bonus which was provided to Mr. Carey in order to compensate him for the costs of relocating his residence to the Chicago, Illinois area.
(7)	Mr. Hoelscher joined Horizon as our Executive Vice President, Finance in June 2014 and became our Chief Financial Officer on October 1, 2014.
(8)	Mr. Kody was hired as our Executive Vice President, Chief Commercial Officer in November 2014.
(9)	Represents Mr. Kody’s signing bonus of $150,000 which was intended to compensate him for the annual bonus he forfeited upon termination of employment with his former company. If Mr. Kody is terminated with cause or resigns without good reason prior to November 24, 2015, the one year anniversary of his date of hire, he will be required to repay his retention and signing bonus in full.
(10)	Mr. Moze was hired as our Executive Vice President, Corporate Development in May 2014.
(11)	Mr. De Vaere retired from the Company on September 30, 2014.

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Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of non-equity incentive plan and equity incentive plan-based awards to our named executive officers for 2014:

Name	Award Type	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options		Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Options Awards ($)(1)
			Minimum	Target		Maximum
Timothy P. Walbert	Annual Cash	—		$805,000	(2)
	Cash LTIP	11/5/2014	$1,202,000	$4,541,000	(3)	$4,541,000
	Option	1/2/2014							223,000	(4)	$7.61	$1,208,660
	RSU	1/2/2014					198,000	(5)				$1,506,780
Robert F. Carey	Annual Cash	—		$213,500	(6)
	Cash LTIP	11/5/2014	$414,000	$1,566,000	(3)	$1,566,000
	Option	3/5/2014							140,000	(7)	$13.34	$1,327,200
	Option	3/5/2014							100,000	(8)	$13.34	$883,000
	RSU	3/5/2014					124,100	(5)				$1,655,494
Paul W. Hoelscher	Annual Cash	—		$213,500	(6)
	Cash LTIP	11/5/2014	$414,000	$1,566,000	(3)	$1,566,000
	Option	6/27/2014							90,000	(9)	$15.96	$1,024,291
	RSU	6/27/2014					80,000	(10)				$1,276,800
John J. Kody	Annual Cash	—		$22,240	(6)
	Cash LTIP	11/5/2014	$414,000	$1,566,000	(3)	$1,566,000
	Option	11/24/2014							128,000	(7)	$12.15	$1,099,306
	RSU	11/24/2014					75,900	(5)				$922,185
Barry J. Moze	Annual Cash	—		$213,500	(6)
	Cash LTIP	11/5/2014	$332,000	$1,253,000	(3)	$1,253,000
	Option	1/10/2014							10,000	(4)	$8.50	$125,299
	Option	6/6/2014							72,300	(11)	$14.48	$748,082
	RSU	6/6/2014					64,300	(12)				$931,064
	RSU	9/12/2014					15,700	(12)				$185,417
	Option	9/12/2014							17,700	(11)	$11.81	$148,822
Robert J. De Vaere	Annual Cash	—		$193,084	(13)
	Cash LTIP	1/2/2014							70,000	(4)	$7.61	$379,400
	RSU	1/2/2014					62,000	(5)				$471,820

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of such awards and are calculated in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these amounts and further information on our restricted stock units are included in Note 18 “Equity Incentive Plans” in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(2)	Mr. Walbert’s target bonus for 2014 was $805,000, or 100% of his base salary. In February 2015, the Compensation Committee approved Mr. Walbert’s bonus in the amount of $1,207,500, or 150% of his target bonus, which was paid in March 2015.
(3)	The Cash LTIP awards do not include a “target” amount. The representative target amount disclosed in the table above was calculated based on the amount payable under the Cash LTIP if it were determined based upon the level of attainment of TSR during the corresponding performance period which ended in the previous fiscal year (TSR attained from November 5, 2013 through May 5, 2014).
(4)	The shares subject to the stock option vest in 48 equal monthly installments following the vesting commencement date, which is the grant date.
(5)	The restricted stock units vest in four equal annual installments following the grant date.
(6)	Mr. Carey’s, Mr. Hoelscher’s and Mr. Moze’s target bonus for 2014 was $213,500, or 50% of their respective base salaries. Mr. Kody’s target bonus for 2014 was $22,240, or 50% of his pro-rated base salary for 2014. In February 2015, the Compensation Committee approved Mr. Carey’s bonus in the amount of $457,613, or 214% of Mr. Carey’s target bonus, approved Mr. Hoelscher’s and Mr. Moze’s bonuses, each in the amount of $400,000, or 187% of their respective target bonuses, and approved Mr. Kody’s bonus in the amount of $37,231, or 167% of Mr. Kody’s target bonus, each of which was paid in March 2015.
(7)	1/4th of the shares subject to the stock option vest one year after the vesting commencement date, which is the same date as the grant date, and the remaining shares vest in 36 equal monthly installments thereafter.
(8)	The shares subject to the stock option vest in 12 equal monthly installments following the vesting commencement date, which is the grant date.
(9)	1/4th of the shares vest on June 23, 2014 and the remaining shares vest in 36 equal monthly installments thereafter.
(10)	The restricted stock units vest in four equal annual installments following the hire date on June 23, 2014.

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(11)	1/4th of the shares vest on May 19, 2015 and the remaining shares vest in 36 equal monthly installments thereafter.
(12)	The restricted stock units vest in four equal annual installments following the hire date on May 19, 2014.
(13)	Mr. De Vaere retired from the Company on September 30, 2014. Pursuant to the Transition Agreement, Mr. De Vaere was eligible to receive an annual performance bonus based on Mr. De Vaere’s service to us during calendar year 2014. Mr. De Vaere’s target bonus amount was $193,084. In February 2015, the Compensation Committee approved Mr. De Vaere’s bonus in the amount of $400,000, which was paid in March 2015.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements. Each of our named executive officers has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs, potential severance benefits, and in some cases, bonus compensation provided as an inducement to commencement of employment. For further information regarding the base salaries, bonuses and incentive compensation payable to our named executive officers and their eligibility for our employee benefit programs, please see “Base Salary,” “Bonus,” “2014 Annual Cash Incentive Compensation” and “Other Compensation” in our Compensation Discussion and Analysis above. For further information regarding the severance benefits provided under the employment agreements, please see “Severance and Change in Control Benefit Arrangements” below.

Transition Agreement with Mr. De Vaere. We entered into a Transition Agreement with Mr. De Vaere which provides for the payment of consulting fees. For further information regarding the Transition Agreement, please see “De Vaere Transition Agreement” described in our Compensation Discussion and Analysis above.

Cash Long-Term Incentive Program. We have also adopted our Cash LTIP, which is intended to provide significant economic incentives for our executive team to create long-term shareholder value by tying the program payout levels to our applicable level of TSR. For further information regarding our Cash LTIP, please see “Cash Long-Term Incentive Program” in our Compensation Discussion and Analysis above.

Equity Awards. We have granted equity awards to our named executive officers under our 2011 Equity Incentive Plan, which is referred to in this Proxy Statement as the “2011 Plan,” and our 2014 Equity Incentive Plan, which is referred to in this Proxy Statement as the “2014 Plan.” For further information regarding such equity awards, including the vesting schedules, please see the “Grants of Plan-Based Awards” table and related footnotes above and “2014 Equity Incentives” in our Compensation Discussion and Analysis above.

Estimated Section 4985 Excise Tax and Gross Up Payments. We approved payments to each of the named executive officers with respect to the Section 4985 excise tax that applied to their equity awards in connection with the Merger, so that, on a net after-tax basis, they would be in the same position as if no such excise tax had applied to them. For further information, please see “4985 Excise Tax” in our Compensation Discussion and Analysis above.

Option Repricings. We did not engage in any repricings or other modifications to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2014 other than in connection with the Merger where outstanding equity awards of Horizon Pharma, Inc. became our outstanding equity awards on substantially the same terms and conditions.

Salary and Bonus Compared to Total Compensation. The ratio of salary and bonus to total compensation in 2014 (each as set forth in the Summary Compensation Table above) is set forth below for each named executive officer.

•	Timothy P. Walbert, 10.9%

•	Robert F. Carey, 8.1%

•	Paul W. Hoelscher, 6.1%

•	John J. Kody, 6.8%

•	Barry J. Moze, 6.6%

•	Robert J. De Vaere, 9.9%

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Outstanding Equity Awards at December 31, 2014

The following table sets forth certain information regarding outstanding stock options and restricted stock units held by our named executive officers on December 31, 2014.

	Award Grant Date	Option Award						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Stock that Has Not Vested(1)
Timothy P. Walbert	7/16/2008	121,701	(2)	—		$10.43	7/15/2018
	2/3/2010	128,937	(3)	—		$5.20	2/2/2020
	6/16/2010	112,787	(3)	—		$12.94	6/15/2020
	12/8/2011	162,716	(4)	54,239	(4)	$4.96	12/7/2021	33,211	(5)	$428,090
	1/2/2013	70,437	(4)	76,563	(4)	$2.40	1/1/2023	96,525	(5)	1,244,207
	1/2/2014	51,104	(4)	171,896	(4)	$7.61	1/1/2024	198,000	(5)	2,552,220

		647,682		302,698				327,736		4,224,517
Robert F. Carey	3/5/2014	—		140,000	(3)	$13.34	3/4/2024
	3/5/2014	75,000	(6)	25,000	(6)	$13.34	3/4/2024	124,100	(5)	1,599,649

		75,000		165,000				124,100		1,599,649
Paul W. Hoelscher	6/27/2014	—		90,000	(7)	$15.96	6/26/2024	80,000	(8)	1,031,200

		—		90,000				80,000		1,031,200
John J. Kody	11/24/2014			128,000	(3)	$12.15	11/23/2024	75,900	(5)	978,351

		—		128,000				75,900		978,351
Barry J. Moze	6/16/2010	2,106	(6)	—		$12.94	6/15/2020
	1/10/2014	2,291	(4)	7,709	(4)	$8.50	1/9/2024
	6/6/2014	—		72,300	(9)	$14.48	6/5/2024	64,300	(10)	828,827
	9/12/2014	—		17,700	(9)	$11.81	9/11/2024	15,700	(10)	202,373

		4,397		97,709				80,000		1,031,200
Robert J. De Vaere(11)	—	—		—		$—	—	—		—

		—		—				—		—

(1)	The market value of stock awards that have not vested is based on the closing stock price of our ordinary shares of $12.89 per share on December 31, 2014.
(2)	1/4th of the shares vest one year after the vesting commencement date of June 30, 2008 and 1/48th of the shares vest monthly thereafter over the next three years.
(3)	1/4th of the shares vest one year after the vesting commencement date, which is the same date as the grant date, and 1/48th of the shares vest monthly thereafter over the next three years.
(4)	1/48th of the shares vest in equal monthly installments over the four years following the vesting commencement date, which is the grant date.
(5)	Stock awards represent restricted stock units granted which vest in four equal annual installments following the grant date.
(6)	The shares subject to the stock option vest in 12 equal monthly installments following the vesting commencement date, which is the grant date.
(7)	1/4th of the shares vest on June 23, 2015 and the remaining shares vest in 36 equal monthly installments thereafter.
(8)	The restricted stock units vest in four equal annual installments following the hire date on June 23, 2014.
(9)	1/4th of the shares vest on May 19, 2015 and the remaining shares vest in 36 equal monthly installments thereafter.

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(10)	The restricted stock units vest in four equal annual installments following the hire date on May 19, 2014.
(11)	Mr. De Vaere retired from the Company on September 30, 2014.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the fiscal year ended December 31, 2014.

The following table sets forth certain information regarding stock vested for our named executive officers for the fiscal year ended December 31, 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Timothy P. Walbert	33,210	(1)	$384,240
	32,175	(2)	$244,852
Robert F. Carey	—		—
Paul W. Hoelscher	—		—
John J. Kody	—		—
Barry J. Moze	—		—
Robert J. De Vaere(3)	16,416	(4)	$201,588
	45,000	(5)	$500,063
	62,000	(6)	$761,360

(1)	Represents restricted stock units granted on December 8, 2011, vesting over 4 annual installments.
(2)	Represents restricted stock units granted on January 2, 2013, vesting over 4 annual installments.
(3)	Mr. De Vaere retired from the Company on September 30, 2014.
(4)	Represents, pursuant to the terms of the Transition Agreement, full acceleration of restricted stock units granted on December 8, 2011 in connection with Mr. De Vaere’s retirement date.
(5)	Represents, pursuant to the terms of the Transition Agreement, full acceleration of restricted stock units granted on January 2, 2013 in connection with Mr. De Vaere’s retirement date.
(6)	Represents, pursuant to the terms of the Transition Agreement, full acceleration of restricted stock units granted on January 2, 2014 in connection with Mr. De Vaere’s retirement date.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

During 2014 none of our named executive officers participated in or had account balances in non-qualified deferred contribution plans or other non-qualified deferred compensation plans maintained by us. In February 2015, the Compensation Committee adopted a non-qualified deferred compensation plan that became effective on April 1, 2015 and pursuant to which selected employees including our named executive officers may elect to defer receipt of their salary and incentive cash compensation.

Potential Payments Upon Termination or Change in Control

In January 2014, we entered into an amendment to the amended and restated employment agreement with Mr. Walbert, our President and Chief Executive Officer, that provides if we terminate Mr. Walbert without cause

52.

or if Mr. Walbert resigns for good reason, he will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. If Mr. Walbert is terminated without cause or if Mr. Walbert resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Walbert will fully vest as of the termination date, and Mr. Walbert will be entitled to (1) be compensated at his then annual base salary for two years from the date of his termination, (2) receive two times his target bonus in effect at the time of termination or, if none, two times his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. In the event of termination due to Mr. Walbert’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board of Directors or Compensation Committee based on actual performance.

In March 2014, we entered into an employment agreement with Mr. Carey, our Executive Vice President, Chief Business Officer, that provides if we terminate Mr. Carey without cause or if Mr. Carey resigns for good reason, he will be entitled to be compensated at his then annual base salary for 12 months from the date of his termination and will also be entitled to receive COBRA health insurance premiums for up to 12 months from the date of his termination. If Mr. Carey is terminated without cause or resigns for good reason within 90 days prior to or within 18 months following a change in control, 100% of the shares subject to options and restricted stock awards granted to Mr. Carey will fully vest as of the termination date, and Mr. Carey will be entitled to (1) be compensated at his then annual base salary for 12 months from the date of his termination, (2) receive his target bonus in effect at the time of termination or, if none, his last target bonus, and (3) receive COBRA health insurance premiums for up to 12 months from the date of his termination. In the event of termination due to Mr. Carey’s death or complete disability, he and/or his heirs shall be eligible to receive a pro-rated bonus for the year in which such termination occurs, as determined by the Board of Directors or Compensation Committee based on actual performance.

In June 2014, September 2014, and November 2014 we entered into an employment agreements with Messrs. Hoelscher, Moze and Kody, respectively, that provides each of them with severance benefits on the same terms and conditions as provided in Mr. Carey’s employment agreement as described above.

The following key terms are defined in the employment agreements as follows:

•

Cause is generally defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony involving commission of any act of fraud, embezzlement or dishonesty against us or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to us.

•

Resignation for good reason is generally defined as a material reduction in duties, authority or responsibilities; the relocation of the place of employment by more than 50 miles; or a material reduction of salary or annual target bonus opportunity.

•

A change in control is defined generally as (1) the sale of all or substantially all of our assets; (2) a merger or consolidation in which we are not the surviving entity and in which the holders of our outstanding voting stock immediately prior to such transaction own less than 50% of the voting power of the entity surviving the transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity’s parent; (3) a reverse merger in which we are the surviving entity but the ordinary shares outstanding prior to the merger are converted into other property and in which the holders of our voting stock immediately prior to such transaction own less than 50% of the voting power of our stock, or where we are a wholly-owned subsidiary of another entity, of our parent; or (4) an acquisition by any person, entity or group of beneficial ownership of at least 75% of the combined voting power entitled to vote in an election of our directors.

53.

Mr. De Vaere retired from the Company on September 30, 2014. In June 2014, we entered into the Transition Agreement with Mr. De Vaere described under the heading “De Vaere Transition Agreement” described in our Compensation Discussion and Analysis above and which provides for the payment of severance benefits to him consistent with the terms of his prior employment agreement.

Releases. All termination-based payments (other than due to death or complete disability) provided to our named executive officers pursuant to their employment agreements are contingent upon (1) the executive’s execution of a standard release of claims in our favor and (2) the executive’s entering into a non-competition agreement to be effective during the period during which the executive receives severance benefits.

Sections 280G and 4999. Any payment or benefit provided under our named executive officers’ employment agreements or otherwise in connection with a change in control may be subject to an excise tax under Section 4999 of the IRC. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the IRC. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

The following table sets forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason in connection with a change in control. The table below reflects amounts payable to our named executive officers assuming their employment was terminated on December 31, 2014 and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason - No Change of Control								Upon Termination Without Cause or Resignation for Good Reason - Change of Control(1)
Name	Cash Severance		Continuation of Medical Benefits		Bonus	Value of Accelerated Vesting		Total	Cash Severance	Continuation of Medical Benefits	Bonus(2)	Value of Accelerated Vesting(3)	Total
Timothy P. Walbert	$805,000		$18,906		$805,000	$—		$1,628,906	$1,610,000	$18,906	$6,151,000	$6,365,389	$14,145,295
Robert F. Carey	$427,000		$13,058		$—	$—		$440,058	$427,000	$13,058	$1,779,500	$1,599,649	$3,819,207
Paul W. Hoelscher	$427,000		$18,906		$—	$—		$445,906	$427,000	$18,906	$1,779,500	$1,031,200	$3,256,606
John J. Kody	$427,000		$18,906		$—	$—		$445,906	$427,000	$18,906	$1,779,500	$1,073,071	$3,298,477
Barry J. Moze	$427,000		$13,058		$—	$—		$440,058	$427,000	$13,058	$1,466,500	$1,084,159	$2,990,717
Robert J. De Vaere(4)	$386,163	(5)	$18,906	(5)	$—	$2,060,406	(6)	$2,465,475	$—	$—	$—	$—	$—

(1)	Amounts in these columns assume that termination occurs within 90 days immediately preceding or during the 18 months immediately following a change in control.
(2)	Amounts in this column include maximum payments payable under our Cash LTIP and payments pursuant to our employment agreements with such named executive officer.
(3)	The value of accelerated vesting is equal to the closing stock price of $12.89 per share on December 31, 2014, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price, if applicable.
(4)	Mr. De Vaere retired from the Company on September 30, 2014. The amounts disclosed in the table above reflect the actual amount of severance benefits triggered by his retirement. For further information please see “De Vaere Transition Agreement” in our Compensation Discussion and Analysis above.
(5)	Payment shall be made over a period of 12 months commencing on April 1, 2015 pursuant to the terms of the De Vaere Transition Agreement.
(6)	The value of accelerated vesting is equal to the closing stock price of $12.28 per share on September 30, 2014, the date vesting accelerated, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price, if applicable.

54.

The following table sets forth potential payments payable to our named executive officers under our Cash LTIP upon a change in control, assuming a change in control occurred on December 31, 2014. For further information regarding our Cash LTIP, please see “Cash Long-Term Incentive Program” in our Compensation Discussion and Analysis above.

Name	Payout Upon a Change in Control
Timothy P. Walbert	$4,541,000
Robert F. Carey	$1,566,000
Paul W. Hoelscher	$1,566,000
John J. Kody	$1,566,000
Barry J. Moze	$1,253,000
Robert J. De Vaere(1)	$—

(1)	Mr. De Vaere retired from the Company on September 30, 2014 and he is not eligible to participate in our Cash LTIP.

Non-Employee Director Compensation

Pre-Merger Arrangements. Our compensation policy for non-employee directors who are not affiliated with any holder of more than 5% of our ordinary shares that was in place prior to the Merger, provided for an annual board service retainer, payable in quarterly installments, of $50,000 for a non-executive chairman of the Board of Directors or lead independent director and $40,000 for all other eligible non-employee directors, and committee member service fees ranging from $3,750 to $20,000 per year. In addition, eligible non-employee directors elected to the Board of Directors received a stock option grant for 40,000 shares, vesting in equal installments over 36 month from the date of grant. Thereafter, on the date of each Annual Meeting of Stockholders, eligible non-employee directors automatically received stock option grants of 20,000 shares, vesting in equal installments over 12 months from the date of grant.

Post-Merger Arrangements. Our current compensation policy for non-employee directors who are not affiliated with any holder of more than 5% of our ordinary shares, which was established in September 2014, provides for the annual cash compensation, payable in equal quarterly installments, set forth below:

•	$100,000 for a non-executive chairman of the Board of Directors or lead independent director;

•	$60,000 for all other eligible non-employee directors;

•

$30,000 for the chairman of the Audit Committee, $20,000 for the chairman of the Compensation Committee, $15,000 for the chairman of the Nominating and Corporate Governance Committee and $20,000 for the chairman of the Transaction Committee; and

•

$15,000 for each member of the Audit Committee other than the chairman, $10,000 for each member of the Compensation Committee other than the chairman, $7,500 for each member of the Nominating and Corporate Governance Committee other than the chairman and $12,500 for each member of the Transaction Committee other than the chairman.

In addition, eligible non-employee directors elected or appointed to the Board of Directors will automatically be granted (i) a stock option to purchase ordinary shares with an aggregate Black-Scholes option value of $300,000 and (ii) restricted stock units with an aggregate value of $300,000 on the date of that they are first elected or appointed to the Board of Directors. The stock option will vest in 36 equal monthly installments from the date of grant and the restricted stock units will vest in three equal annual installments from the date of grant. Thereafter, on the date of each Annual General Meeting of Shareholders, eligible non-employee directors will automatically be granted (i) a stock option to purchase ordinary shares with an aggregate Black-Scholes option value of $150,000 and (ii) restricted stock units with an aggregate value of $150,000. The stock option

55.

will vest in 12 equal monthly installments from the date of grant and the restricted stock units will vest in full upon the first anniversary of the date of grant. Under our current compensation policy, we also will reimburse eligible non-employee directors up to $15,000 annually for financial counseling services.

Also, we have reimbursed and will continue to reimburse our directors for their travel-related expenses, including lodging and other reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

We approved the Section 4985 excise tax and gross up payment for each of our non-employee directors for the same reasons that we approved it for each of our named executive officers. For additional information regarding the excise tax and gross up payment, please see “4985 Excise Tax” in our Compensation Discussion and Analysis.

The following table sets forth compensation information for our non-employee directors who earned or received compensation under our non-employee director compensation policy or otherwise in 2014:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
Jeffrey W. Bird, M.D., Ph.D.(2)	$21,875	$—	$81,722	(3)	$103,597
William F. Daniel(4)	$23,337	$599,650	$237,281	(3)	$860,268
Michael Grey	$87,543	$206,230	$209,227	(3)	$503,000
Virinder Nohria, M.D., Ph.D.(5)	$16,973	$—	$763,223	(6)	$780,196
Ronald Pauli	$73,750	$206,230	$190,166	(3)	$470,146
Gino Santini	$68,750	$206,230	$198,849	(3)(7)	$473,829
H. Thomas Watkins(8)	$45,365	$530,117	$193,625	(3)	$769,107

(1)	The amounts shown in this column reflect the grant date fair value of the awards issued to our non-employee directors during 2014, calculated in accordance with the provisions of ASC Topic 718. See the assumptions used in the Black-Scholes model in the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	Dr. Bird served on the Board of Directors until June 27, 2014.
(3)	Represents estimated Section 4985 excise tax and gross up payments which became payable in connection with the Merger.
(4)	Mr. Daniel has served on the Board of Directors since September 19, 2014.
(5)	Dr. Nohria has served on the Board of Directors since September 19, 2014.
(6)	Represents (a) $729,890 paid to Dr. Nohria as an additional inducement to participate in an underwritten secondary offering of ordinary shares in November 2014 and (b) $33,333 earned by Dr. Nohria for consulting services under our consulting agreement with Dr. Nohria, which provides for the payment to Dr. Nohria of $10,000 per month for such services for a period of twelve months following the Merger with Vidara on September 19, 2014. In November 2014, certain of our shareholders, including Dr. Nohria and an affiliated trust, sold a number of our ordinary shares in an underwritten public offering. As part of the offering, we agreed to reimburse Dr. Nohria and his affiliated trust, as well as another selling shareholder, for certain of the underwriting discounts otherwise payable by them in the offering.
(7)	Mr. Santini was reimbursed $15,000 for financial planning services.
(8)	Mr. Watkins has served on the Board of Directors since April 15, 2014.

56.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014, with respect to our ordinary shares that may be issued under our equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:
2005 Stock Plan (HPI)	1,133,798	$14.04	—
2011 Equity Incentive Plan (HPI)	6,446,879	$5.62	—
2014 Equity Incentive Plan (Horizon Pharma plc)	958,600	$10.51	14,264,001
2014 Non-Employee Equity Incentive Plan (Horizon Pharma plc)	106,908	$6.84	2,386,242
2011 Employee Stock Purchase Plan (HPI)	—	—	929,336
2014 Employee Stock Purchase Plan (Horizon Pharma plc)	—	—	9,000,000

Equity compensation plans not approved by shareholders:
None.

(1)	The weighted average exercise price of outstanding options and rights under our 2011 Plan, our 2014 Plan and our 2014 Non-Employee Equity Incentive Plan (the “2014 Non-Employee Equity Plan”) include the effect of our grant of restricted stock units under our 2011 Plan, our 2014 Plan and our 2014 Non-Employee Equity Plan, which restricted stock units were granted in consideration of services rendered to us and do not carry an exercise price. The weighted average exercise price as of December 31, 2014 of outstanding options and rights under our 2011 Plan, our 2014 Plan and our 2014 Non-Employee Equity Plan was $7.20, $12.44 and $12.55, respectively, excluding the grant of such restricted stock units.

2005 Stock Plan. In October 2005, HPI adopted the 2005 Stock Plan (the “2005 Plan”). Upon the signing of the underwriting agreement related to HPI’s initial public offering, on July 28, 2011, no further option grants were made under the 2005 Plan. All stock awards granted under the 2005 Plan prior to July 28, 2011 continue to be governed by the terms of the 2005 Plan. Upon consummation of the Merger, we assumed the 2005 Plan.

2011 Equity Incentive Plan. In July 2010, HPI’s board of directors adopted the 2011 Plan. In June 2011, HPI’s stockholders approved the 2011 Plan, and it became effective upon the signing of the underwriting agreement related to HPI’s initial public offering on July 28, 2011. Upon consummation of the Merger, we assumed the 2011 Plan, and upon the effectiveness of the 2014 Plan, no additional stock awards were or will be made under the 2011 Plan, although all outstanding stock awards granted under the 2011 Plan continue to be governed by the terms of the 2011 Plan.

2014 Equity Incentive Plan and 2014 Non-Employee Equity Incentive Plan. On May 17, 2014, HPI’s board of directors adopted the 2014 Plan and the 2014 Non-Employee Equity Plan. On September 18, 2014, at a special meeting of the stockholders of HPI (the “Special Meeting”), HPI’s stockholders approved the 2014 Plan and 2014 Non-Employee Equity Plan. Upon consummation of the Merger, we assumed the 2014 Plan and 2014 Non-Employee Equity Plan, which serve as successors to the 2011 Plan.

2011 Employee Stock Purchase Plan. In July 2010, HPI’s board of directors adopted the 2011 Employee Stock Purchase Plan (the “2011 ESPP”). In June 2011, HPI’s stockholders approved the 2011 ESPP, and it

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became effective upon the signing of the underwriting agreement related to HPI’s initial public offering in July 2011. Upon consummation of the Merger, we assumed the 2011 ESPP, and upon the effectiveness of the 2014 ESPP, no additional offerings were or will be commenced and no additional purchase rights were or will be granted under the 2011 ESPP, although all purchase rights outstanding under any offering that commenced under the 2011 ESPP prior to the Merger remain outstanding pursuant to their existing terms.

2014 Employee Stock Purchase Plan. On May 17, 2014, HPI’s board of directors adopted the 2014 Employee Stock Purchase Plan. On September 18, 2014, at the Special Meeting, HPI’s stockholders approved the 2014 Employee Stock Purchase Plan. Upon consummation of the Merger, the Company assumed the 2014 Employee Stock Purchase Plan, which serves as the successor to the 2011 ESPP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Prior to the Merger, HPI maintained and we continue to maintain a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our ordinary shares, including any immediate family members of such persons, any entity owned or controlled by such persons or the trustees of any trust of which the principal beneficiaries are any of such persons. Any related-person transaction may only be consummated if our Audit Committee has approved or ratified the transaction in accordance with the policy guidelines set forth below.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant shareholders identify, any transaction involving them, their affiliates or family members that may be considered a related-party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the terms available to or from, as the case may be, unrelated third parties; and

•	the availability of other sources for comparable services or products.

In the event a director has an interest in the proposed transaction, the director is expected to recuse himself or herself from the deliberations and approval process.

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Certain Related Transactions

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2014, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and shareholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Commitment Letter

On March 18, 2014, HPI entered into the Commitment Letter with Deerfield Management Company, L.P. (“Deerfield”) and certain funds managed by Deerfield (the “Deerfield Funds”) pursuant to which the Deerfield Funds had committed to provide up to $250.0 million of senior secured loans to finance the Merger. The Company paid Deerfield a commitment fee of $5.0 million upon execution of the Commitment Letter. The Company allowed the Commitment Letter to expire on June 30, 2014 as a result of the execution of a Senior Secured Credit Facility by and among the Company, a group of lenders and Citibank, N.A., as administrative and collateral agent, dated June 17, 2014.

Employment Agreements and Change of Control Arrangements

We have entered into employment agreements with our named executive officers, including an executive employment and transition agreement with Mr. De Vaere, each of which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Stock Options and Stock Awards Granted to Executive Officers and Directors

We have granted stock options and stock awards to our named executive officers and directors, which are described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Other Agreements

In connection with the Merger, our subsidiary HZNP USA Inc. (formerly Vidara Therapeutics, Inc.) entered into an amendment to its employment agreement with Dr. Nohria that become effective on the closing date of the Merger. Pursuant to the amendment to the employment agreement, Dr. Nohria’s employment with HZNP USA Inc. was terminated, and Dr. Nohria received a $0.5 million lump sum payment that was contingent on his execution of a general release of claims. In connection with the Merger, we also entered into a consulting agreement with Dr. Nohria pursuant to which Dr. Nohria has been retained as a consultant for a term of one year commencing as of the closing date of the Merger, and is being paid $10,000 per month of service as a consultant.

Mr. Moze is partner of Crystal Clear Communications, a consulting firm. In 2014, we paid Crystal Clear approximately $155,000 in connection with consulting services provided to us pursuant to an Independent Contractor Agreement with Crystal Clear, dated July 7, 2008. Such agreement was later terminated on August 6, 2014.

Secondary Offering

In November 2014, we entered into an underwriting agreement with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Cowen and Company, LLC and Jefferies LLC and certain selling shareholders, pursuant to which the selling shareholders sold to the underwriters an aggregate of 13,409,511 of our ordinary shares at a

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purchase price of $12.05 per ordinary share, resulting in aggregate gross proceeds to the selling shareholders of approximately $154.7 million. The offering closed on November 19, 2014. We did not receive any proceeds from the sale of our ordinary shares by the selling shareholders in the offering. The names of the selling shareholders and number of shares sold to the underwriters in the offering are included in a table below.

Selling Shareholder	Number of Shares Sold
Principal Shareholder or Affiliated Entities:
Altiva Capital, LLC(1)	7,000,000
Essex Woodlands Health Ventures Fund VII, L.P.(2)	3,450,000
Entities affiliated with Virinder Nohria, M.D., Ph.D.(3)	2,784,512
Directors and Executive Officers:
Timothy P. Walbert	150,000
Jeffrey W. Sherman, M.D., FACP	24,999

(1)	Altiva Capital, LLC is affiliated with Mr. Venkataraman.
(2)	Dr. Himawan is affiliated with Essex Woodlands Health Ventures Fund VII, L.P.
(3)	Dr. Nohria sold 2,000,000 shares in the offering, and his affiliated trust, Mohun Patrick Nohria 2013 Gift Trust, sold 784,512 shares in the offering

As part of the offering, we agreed to reimburse Dr. Nohria and his affiliated trust and Altiva Capital, LLC, an entity affiliated with Mr. Venkataraman, for certain of the underwriting discounts otherwise payable by them in the offering. Based upon the sale by Dr. Nohria and his affiliated trust of an aggregate of 2,784,512 shares in the offering, we reimbursed Dr. Nohria and his affiliated trust a total of approximately $0.7 million. Based upon the sale by Altiva Capital, LLC of 7,000,000 shares in the offering, we reimbursed Altiva Capital, LLC a total of approximately $1.8 million. The Audit Committee approved these reimbursements.

Indemnification of Officers and Directors

On or after the effective time of the Merger, we entered into indemnification agreements with our directors and executive officers. The indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our memorandum and articles of association, the Companies Acts 1963 to 2014 of Ireland, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

Certain of our executive officers and directors have also entered into separate indemnification agreements with HPI prior to the Merger.

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PROPOSAL 2

APPROVAL OF THE AMENDED 2014 PLAN

In May 2014, the HPI board of directors adopted the 2014 Plan, and our shareholders subsequently approved the 2014 Plan in September 2014. The 2014 Plan became effective on September 19, 2014 in connection with the Merger. The 2014 Plan was the successor to and continuation of the 2011 Plan.

On March 23, 2015, the Compensation Committee of our Board of Directors approved amending the 2014 Plan subject to shareholder approval to, among other things, increase the aggregate number of shares authorized for issuance under the 2014 Plan beyond those remaining available for future grant under the 2014 Plan by an additional 14,000,000 shares. We refer to the 2014 Plan, as amended by the Compensation Committee of our Board of Directors on March 23, 2015, as the “Amended 2014 Plan” throughout this Proxy Statement.

In this Proposal 2, we are requesting shareholder approval of the Amended 2014 Plan in order to:

•

increase the number of ordinary shares authorized for issuance under the Amended 2014 Plan beyond those remaining available for future grant under the 2014 Plan by an additional 14,000,000 ordinary shares; and

•

for purposes of Section 162(m) of the Internal Revenue Code, (a) increase the maximum number of shares that may be granted per calendar year to any one participant pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of the underlying Horizon ordinary shares on the date of grant to 3,000,000 ordinary shares, (b) increase the maximum number of shares that may be granted per calendar year to any one participant as a “performance stock award” to 3,000,000 ordinary shares, (c) confirm the other applicable award limits for purposes of compliance with Section 162(m), (d) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2014 Plan, and (e) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2014 Plan.

If our shareholders do not approve this Proposal 2, the 2014 Plan will continue to be effective in accordance with its current terms following the Annual General Meeting.

2014 Plan Share Reserve Information

Total Shares Available as of Record Date (March 6, 2015)*	13,285,993
March 23, 2015 Grants (Not Subject to Shareholder Approval)**	(9,681,120)

Total Shares Available after March 23, 2015 Grants	3,604,873
Additional Share Request Under Proposal 2	14,000,000
Grants Approved March 23, 2015 (Subject to Shareholder Approval of this Proposal 2)**	(11,967,420)

Shares Remaining Available After Annual General Meeting (Intended to Cover Employee Equity Grants for Next 3 Years following the Annual General Meeting)	5,637,453

*	Excludes 2,386,242 shares available under Non-Employee Plan as of March 6, 2015
**	Number of grants made reflects the 2014 Plan’s fungible share counting ratio where one full value share depletes the share reserve by 1.29 shares.

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Reasons to Approve the Amended 2014 Plan

Implementation of a Highly Performance-Based Equity Incentive Plan. Intended to further align management with delivering outstanding returns to shareholders, on March 23, 2015 the Compensation Committee approved a highly performance-based equity incentive program that provides management the opportunity to earn performance share units awards, or PSU Awards, based on compound annual total shareholder returns “TSR” over the next three years. The PSU Award payout levels are tied to TSR levels above expected market rates of return in order to emphasize a strong pay-for-performance orientation, as shown below:

3 Year Compound-Annual TSR Achievement	Number of Performance Share Units Earned (All Participants)(1)(2)
< 15%	—
15%	2,651,000
30%	5,302,000
45%	7,953,000
60%	10,604,000

(1)	Number of performance share units earned shown in the table does not reflect the 2014 Plan’s fungible share counting ratio where one full value share depletes the share reserve by 1.29 shares.
(2)	Any of the PSU Awards that are not earned at the end of the performance period will be cancelled and the related ordinary shares will not be added back in the pool of shares available for grant under the 2014 Plan.

The PSU Awards that may be earned subject to achievement of 15% three-year compound annual TSR have been granted by the Compensation Committee. PSU Awards that may be earned based on attainment of three-year compound annual TSR achievement above 15% have been approved by the Compensation Committee but will be granted effective upon shareholder approval of this Proposal 2. For such purposes TSR will be measured using a base price of $21.50, which is equal to the implied 20-day, volume weighted, average trading price of our ordinary shares (“20-day VWAP”) ending on March 23, 2015, the date of approval of the program. TSR will be measured through three separate ending measurement dates occurring on December 22, 2017, March 22, 2018, and June 22, 2018. One-third of the target PSU Award that may be earned will be measured based on performance attained at each measurement date and the PSU Award vesting level will be determined based on the compound annual TSR from March 23, 2015 through the applicable measurement date. For further information regarding the terms of the PSU Awards and applicable vesting levels, please see “Compensation Discussion and Analysis — Long-Term Incentive Compensation — 2015 Equity Incentives — PSU Awards.”

Ability to Continue to Grant Equity Awards. Approval of the Amended 2014 Plan by Horizon’s shareholders is necessary to enable Horizon to continue to grant stock options and other awards to employees of Horizon and its subsidiaries at levels reasonably necessary to attract, retain and motivate talent. The Amended 2014 Plan will also allow Horizon to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of the Company and its subsidiaries, and to provide long-term incentives that align the interests of employees with the interests of Horizon shareholders. In addition to the Performance Share Units described above, the remaining shares requested in this proposal are intended to be granted in the form of new hire, annual refresher and promotional grants. While the share request was developed with the intent that the shares under the plan will cover the Company’s share needs for the next approximately three years, actual share usage may vary from projections as the Company continues on its high-growth trajectory.

Section 162(m) Compensation Approval. Approval of the Amended 2014 Plan by Horizon’s shareholders is also required to ensure that stock options and performance-based awards granted under the Amended 2014 Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, which is referred to in this proxy statement/prospectus as “Section 162(m).” Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction

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limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the shareholders and, accordingly, Horizon shareholders are requested to approve the Amended 2014 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2014 Plan (as described in “— Description of the Amended 2014 Plan” below).

Overhang

The following table provides certain additional information regarding Horizon’s equity incentive plans. As of March 6, 2015 there were 126,167,435 ordinary shares of Horizon outstanding. The closing price of Horizon’s ordinary shares as reported on the NASDAQ Global Select Market as of March 6, 2015 was $21.90 per share.

As of March 6, 2015 (Record Date)
Total Shares Subject to Outstanding Stock Options	7,740,946
Total Shares Subject to Outstanding Full Value Awards	1,424,142
Weighted-Average Exercise Price of Outstanding Stock Options	$10.25
Weighted-Average Remaining Term of Outstanding Stock Options (in years)	8.20
Total Shares Available for Grant*	15,672,235

*	Includes 2,386,242 shares available for grant under our 2014 Non-Employee Plan as of March 6, 2015.

Burn Rate

The following table provides detailed information regarding the activity related to Horizon’s equity incentive plans and weighted average shares outstanding for the fiscal year ending December 31, 2014.

Fiscal Year 2014
Stock Options Granted	3,902,836
Full Value Awards Granted	1,312,722
Stock Options Cancelled	789,151
Full Value Awards Cancelled	188,701
Weighted-Average Ordinary Shares Outstanding	83,751,129

Note Regarding Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates.

The inclusion of the information set forth above should not be regarded as an indication or prediction of actual future outcomes, and the statements should not be relied upon as such. Neither Horizon nor any other person makes any representation to any of our shareholders regarding actual outcomes compared to the information contained in the forward-looking statements set forth above. Although presented with some numerical specificity, these statements are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time this filing was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of

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our management. The forecasts are forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21A of the 1934 Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and other factors described in this proxy statement/prospectus.

The Amended 2014 Plan Combines Compensation and Governance Best Practices

The Amended 2014 Plan includes provisions that are designed to protect the Horizon shareholders’ interests and to reflect corporate governance best practices including:

•

Repricing is not allowed without shareholder approval. The Amended 2014 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of Horizon ordinary shares in exchange for cash or other stock awards under the Amended 2014 Plan without prior shareholder approval.

•

Shareholder approval is required for additional shares. The Amended 2014 Plan does not contain an annual “evergreen” provision. The Amended 2014 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

•

Fungible share reserve. The Amended 2014 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize shareholder dilution. The number of shares available for issuance under the Amended 2014 Plan will be reduced by one share for each ordinary share subject to a stock option or stock appreciation right and by 1.29 shares for each ordinary share subject to any other type of award issued pursuant to the Amended 2014 Plan, and such ordinary shares will return to the share reserve at the same rates upon cancellation or other forfeiture of such awards or shares.

•

Reasonable share counting provisions. In general, when awards granted under the Amended 2014 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, ordinary shares tendered to Horizon or withheld by Horizon as consideration for of the exercise price of stock options or stock appreciation rights, to cover tax withholding obligations upon exercise of stock options or stock appreciation rights, or to cover tax withholding obligations related to any other stock awards will not be returned to the Amended 2014 Plan’s share reserve.

•

No liberal change in control provisions. The definition of change in control in the Amended 2014 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted pursuant to the Amended 2014 Plan must have an exercise price equal to or greater than the fair market value of Horizon ordinary shares on the date the stock option or stock appreciation right is granted.

Description of the Amended 2014 Plan

The material features of the Amended 2014 Plan are outlined below. The following summary describes the material features of the 2014 Plan as it would be in effect upon approval of this Proposal 2. This summary is qualified in its entirety by reference to the complete text of the Amended 2014 Plan which also reflects the changes described in the preceding sentence. Shareholders are urged to read the actual text of the Amended 2014 Plan, which is appended to this proxy statement/prospectus as Annex A and may be accessed from the SEC’s website at www.sec.gov.

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Types of Awards

The Amended 2014 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of stock awards, or collectively, stock awards. The Amended 2014 Plan also provides the ability to grant performance stock awards and performance cash awards, or together, performance awards, that may qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Code, as explained in greater detail below.

Incentive stock options granted under the Amended 2014 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Amended 2014 Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

Our Board of Directors adopted the Amended 2014 Plan to provide a means to secure and retain the services of the employees employed by us to provide incentives for such persons to exert maximum efforts for the success of Horizon and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in the value of our ordinary shares through the granting of stock awards pursuant to the Amended 2014 Plan. The Amended 2014 Plan is the successor plan to the 2011 Plan, which in turn was the successor plan to the HPI 2005 Stock Plan, which is referred to in this proxy statement/prospectus as the “2005 Plan.” For purposes of this Proposal 2 the 2011 Plan and the 2005 Plan are together “Prior Plans.”

Shares Available for Awards under the Amended 2014 Plan

The total number of Horizon ordinary shares reserved for issuance under the Amended 2014 Plan will not exceed 36,052,130 shares, which is the sum of (i) 22,052,130 ordinary shares, which is the total reserve that was approved in connection with the adoption of the 2014 Plan, including, but not limited to, the shares remaining available for issuance under the Prior Plans and the Returning Shares and (ii) 14,000,000 new shares. The “Returning Shares” are shares subject to awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited, redeemed or repurchased because of the failure to meet a contingency or condition required to vest such shares.

The number of ordinary shares available for issuance under the Amended 2014 Plan will be reduced by (1) one share for each ordinary share issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying ordinary shares on the date of grant, and (2) 1.29 shares for each ordinary share issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock awards granted under the Amended 2014 Plan.

To the extent there is an ordinary share issued pursuant to a stock award (whether granted under the Amended 2014 Plan, 2011 Plan or the 2005 Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying ordinary shares on the date of grant, and such ordinary share becomes available for issuance under the Amended 2014 Plan, then the number of ordinary shares available for issuance under the Amended 2014 Plan will increase by 1.29 shares.

Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) and any shares tendered as payment for the exercise or purchase price of a stock award will not again become available for issuance under the Amended 2014 Plan. Additionally, any shares withheld by us pursuant to our withholding obligations in connection with a stock option, stock appreciation right or other stock award will not again become available for issuance under the Amended 2014 Plan.

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However, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of ordinary shares that may be available for issuance under the Amended 2014 Plan. If any ordinary shares issued pursuant to a stock award are forfeited back to, redeemed or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited, redeemed or repurchased will revert to and again become available for issuance under the Amended 2014 Plan.

Section 162(m) Limits

Under the Amended 2014 Plan, a maximum of 3,000,000 Horizon ordinary shares may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of the underlying Horizon ordinary shares on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 3,000,000 Horizon ordinary shares in the case of performance stock awards and $3,000,000 in the case of performance cash awards. Such limits are designed to allow Horizon to grant awards that are exempt from the $1,000,000 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. In seeking shareholder approval of the Amended 2014 Plan, we are also seeking shareholder approval of the above limits under Section 162(m) of the Code, as well as confirming the existing performance criteria upon which performance goals may be based with respect to performance awards under the Amended 2014 Plan, and confirming the existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2014 Plan.

Administration

Our Board of Directors has authority to administer the Amended 2014 Plan. Subject to the provisions of the Amended 2014 Plan, our Board of Directors has the authority to construe and interpret the Amended 2014 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of ordinary shares to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the fair market value applicable to a stock award, the exercise price of stock options and stock appreciation rights, the type of consideration permitted to exercise or purchase each stock award, and other terms and conditions.

Our Board of Directors has the authority to delegate some or all of the administration of the Amended 2014 Plan to a committee or committees. In the discretion of our Board of Directors, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither a current or former officer nor a current employee of Horizon, does not receive any remuneration from Horizon other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from Horizon (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee. As used herein in this Proposal 2 with respect to the Amended 2014 Plan, the “2014 Plan Administrator” refers to any committee our Board of Directors appoints or, if applicable, any subcommittee, as well as to our Board of Directors.

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Repricing; Cancellation and Re-Grant of Stock Awards

Subject to the approval of this Proposal 2, under the Amended 2014 Plan, the 2014 Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase, or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of Horizon ordinary shares in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

Eligibility

All of the employees (including officers) of Horizon will be eligible to participate in the Amended 2014 Plan and may receive all types of stock awards and performance awards (including performance cash awards) under the Amended 2014 Plan after the Merger. As of the record date, there were approximately 588 employees (including officers) of Horizon who would be eligible to receive grants under the Amended 2014 Plan. Non-employee directors and consultants of Horizon are not eligible to participate in the Amended 2014 Plan.

Terms of Stock Options

Stock options may be granted under the Amended 2014 Plan pursuant to stock option agreements adopted by the 2014 Plan Administrator. The Amended 2014 Plan permits the grant of stock options that qualify as incentive stock options and nonstatutory stock options. The following is a description of the permissible terms of stock options under the Amended 2014 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the ordinary shares subject to the stock option on the date of grant unless certain conditions apply; provided that in all cases the exercise price is not less than the nominal value of an ordinary share of Horizon. The exercise price of incentive stock options may not be less than 100% of the fair market value of the ordinary shares subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

Consideration. Acceptable forms of consideration for the purchase of Horizon ordinary shares pursuant to the exercise of a stock option under the Amended 2014 Plan will be determined by the 2014 Plan Administrator and may include any combination of the following, provided, however, that where ordinary shares are issued pursuant to the exercise of an option, the nominal value of each newly issued ordinary share is fully paid up: (1) cash, check, bank draft or money order made payable to Horizon, (2) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (3) for nonstatutory stock options only a “net exercise” arrangement, provided, however, that irrespective of whether a “net exercise” arrangement is used, the nominal value of each newly issued ordinary share will be fully paid up in cash, (4) deduction from salary due and payable to an employee by Horizon or a subsidiary, or (5) other legal consideration approved by the 2014 Plan Administrator and permissible under applicable law.

Vesting. Stock options granted under the Amended 2014 Plan may become exercisable in cumulative increments, or “vest,” as determined by the 2014 Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2014 Plan may be subject to different vesting schedules as the 2014 Plan Administrator may determine. The 2014 Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Term. The term of stock options granted under the Amended 2014 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years.

Termination of Service. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Amended 2014 Plan generally terminate three months after

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termination of the optionholder’s service unless (1) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (2) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (3) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (4) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

For purposes of the Amended 2014 Plan, “cause” generally means (i) a participant’s repeated failure to perform one or more essential duties and responsibilities to Horizon; (ii) a participant’s failure to follow the lawful directives of manager(s); (iii) a participant’s material violation of any Horizon policy; (iv) a participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) a participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of Horizon or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with Horizon; or (vi) a participant’s willful breach of any of obligations under any written agreement or covenant with us or violation of any statutory duty owed to us. The determination that a termination of the participant’s continuous service is either for “cause” or without “cause” will be made by Horizon, in our sole discretion.

Restrictions on Transfer. Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations, official marital settlement agreement or other divorce or separation instrument permitted under applicable law. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the 2014 Plan Administrator may grant nonstatutory stock options that are transferable in certain limited instances. The 2014 Plan Administrator may also allow a participant to designate a beneficiary who may exercise an option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of Horizon ordinary shares with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the incentive stock option must be at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant; and

•	the term of the incentive stock option must not exceed five years from the date of grant.

The aggregate maximum number of ordinary shares that may be issued pursuant to the exercise of incentive stock options granted under the Amended 2014 Plan is the number of shares subject to the Amended 2014 Plan share reserve.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2014 Plan pursuant to stock appreciation right agreements approved by the 2014 Plan Administrator.

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Exercise. Each stock appreciation right is denominated in ordinary share equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of ordinary share equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the strike price determined by the 2014 Plan Administrator on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, Horizon ordinary shares, a combination of cash and ordinary shares, or any other form of consideration determined by the 2014 Plan Administrator, provided, however, that where ordinary shares are issued pursuant to a stock appreciation right, the nominal value of each newly issued ordinary share is fully paid up.

Strike Price. The strike price of each stock appreciation right will be determined by the 2014 Plan Administrator but will in no event be less than 100% of the fair market value of Horizon ordinary shares on the date of grant.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the 2014 Plan Administrator.

Term. The term of stock appreciation rights granted under the Amended 2014 Plan may not exceed ten years.

Termination of Service and Restrictions on Transferability. Stock appreciation rights will be subject to the same conditions upon termination of a participant’s service and restrictions on transfer as stock options under the Amended 2014 Plan.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2014 Plan pursuant to restricted stock award agreements adopted by the 2014 Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the 2014 Plan Administrator, provided, however, that where ordinary shares are issued pursuant to a restricted stock award, the nominal value of each newly issued ordinary share is fully paid up.

Vesting. Horizon ordinary shares acquired under a restricted stock award may be subject to forfeiture to Horizon in accordance with a vesting schedule to be determined by the 2014 Plan Administrator.

Termination of Service. Generally, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2014 Plan pursuant to restricted stock unit award agreements adopted by the 2014 Plan Administrator.

Consideration. Payment of any purchase price may be made in any legal form acceptable to the 2014 Plan Administrator, provided, however, that where ordinary shares are issued pursuant to a restricted stock unit award, the nominal value of each newly issued ordinary share is fully paid up.

Settlement of Awards. We will settle a payment due to a recipient of a restricted stock unit award by delivery of our ordinary shares, by cash, by a combination of cash and stock, or in any other form of consideration determined by the 2014 Plan Administrator and set forth in the restricted stock unit award agreement.

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Vesting. Horizon ordinary shares acquired under a restricted stock unit award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the 2014 Plan Administrator.

Dividend Equivalents. Dividend equivalents may be credited in respect of Horizon ordinary shares covered by a restricted stock unit award.

Termination of Service. Generally, restricted stock unit awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restrictions on Transfer. Generally, restricted stock unit awards may be transferred only upon such terms and conditions as are set forth in the restricted stock unit award agreement.

Terms of Performance Awards

General. The Amended 2014 Plan is designed to allow us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code, if certain conditions are met.

Performance Goals. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Horizon compensation committee, except that our Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2014 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2014 Plan will be based on any one or more of, or a combination of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total shareholder return; (5) return on equity or average shareholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) shareholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or

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more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the Compensation Committee (and the board of directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Terms of Other Stock Awards

General. The 2014 Plan Administrator may grant other stock awards based in whole or in part by reference to the value of Horizon ordinary shares. Subject to the provisions of the Amended 2014 Plan, the 2014 Plan Administrator has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of Horizon ordinary shares (or cash equivalents) to be subject to each award, and other terms and conditions of such awards, provided, however, that where ordinary shares are issued pursuant to other stock awards, the nominal value of each newly issued ordinary share is fully paid up. Such awards may be granted either alone or in addition to other stock awards granted under the Amended 2014 Plan.

Vesting. Other stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the 2014 Plan Administrator.

Changes to Capital Structure

In the event of certain changes to the outstanding Horizon ordinary shares without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the 2014 Plan Administrator will appropriately adjust: (1) the class(es) and maximum number of securities subject to the Amended 2014 Plan; (2) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (3) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (4) the class(es) and number of securities and the price per share of ordinary shares subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the Amended 2014 Plan and described below), transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, the vesting of stock awards held by participants whose continuous service has not terminated will be accelerated in full to a date prior to the corporate transaction as determined by our Board of Directors. All stock awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the corporate transaction. In addition, our Board of Directors may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction will receive a payment, if any, equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

For purposes of the Amended 2014 Plan, a “corporate transaction” will be deemed to occur in the event of the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar

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transaction following which Horizon is not the surviving corporation, or (4) a merger, consolidation or similar transaction following which Horizon is the surviving corporation but the ordinary shares of Horizon outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Amended 2014 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2014 Plan and described below) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2014 Plan, a “change of control” generally means (i) the acquisition by a person or entity of more than 50% of Horizon’s combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which the Horizon shareholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of Horizon’s consolidated assets; (iv) the complete dissolution or liquidation of Horizon; or (v) when a majority of our Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our Board members or their approved successors. For the avoidance of doubt, any one or more of the above events may be effected pursuant to a compromise or arrangement sanctioned by the Irish courts or a scheme, contract or offer which has become binding on all shareholders under applicable Irish laws, or by means of a takeover bid pursuant to the laws of the European Union, as implemented into Irish law. In addition, the term “change in control” will not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of Horizon. The definition of “change in control” in an agreement between the participant and us may control with respect to awards subject to the agreement.

Plan Duration, Termination and Amendment

Our Board of Directors will have the authority to amend or terminate the Amended 2014 Plan at any time, subject to any required shareholder approval. However, except as otherwise provided in the Amended 2014 Plan, no amendment or termination of the Amended 2014 Plan may impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the Amended 2014 Plan as required by applicable law and listing requirements. Unless terminated sooner by our Board of Directors, the Amended 2014 Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (1) the date the Amended 2014 Plan is adopted by our Board of Directors, or (2) the date the Amended 2014 Plan is approved by our shareholders. No Awards may be granted under the Amended 2014 Plan while the Amended 2014 Plan is suspended or after it is terminated.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2014 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an

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optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for Horizon and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the

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employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Horizon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of Horizon ordinary shares received over any amount paid by the recipient in exchange for Horizon ordinary shares. To conform to the requirements of Section 409A of the Code, Horizon ordinary shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2014 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2014 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the Amended 2014 Plan are discretionary and are not subject to set benefits or amounts. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers or other employees of Horizon under the Amended 2014 Plan. On

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March 23, 2015 the Compensation Committee approved the following option and performance share unit awards, or PSU Awards, to the following listed individuals and specified groups conditioned on shareholder approval of the Amended 2014 Plan.

Name	Options*	PSU Awards**
Named executive officers
Timothy P. Walbert	1,650,000	2,070,000
Chairman and Chief Executive Officer
Robert F. Carey	—	699,000
Executive Vice President, Chief Business Officer
Paul W. Hoelscher	—	699,000
Executive Vice President, Chief Financial Officer
John J. Kody	—	699,000
Executive Vice President, Chief Commercial Officer
Barry J. Moze	—	558,000
Executive Vice President, Corporate Development
Robert J. De Vaere	—	—
Former Executive Vice President, Chief Financial Officer
Director Nominees***
William F. Daniel	—	—
H. Thomas Watkins	—	—
All current executive officers as a group	1,650,000	5,841,000
All current non-employee directors as a group***	—	—
Each associate of any director or executive officer	—	—
Each other person who received or is to receive 5% of rights granted under the 2014 Plan	—	—
All employees, including all current officers who are not executive officers, as a group	—	2,157,000

*	If the Amended 2014 Plan is approved, the option will have an exercise price equal to the closing price of our ordinary shares on the date of the Annual General Meeting.
**	The number of PSU Awards listed is the maximum number of ordinary shares subject to the PSU Awards that may vest and are subject to shareholder approval of the Amended 2014 Plan. The number of shares subject to the PSU Awards that will vest is based upon our level of total shareholder return over a three-year period that commenced on March 23, 2015. For further information regarding the terms of the PSU Awards and applicable vesting levels, please see “Compensation Discussion and Analysis — Long-Term Incentive Compensation — 2015 Equity Incentives — PSU Awards.”
***	Non-employee Directors are not eligible to participate in the 2014 Plan.

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Plan Benefits

The table below shows, as to the listed individuals and specified groups, the number of shares subject to awards previously granted under the 2014 Plan (even if not currently outstanding) since its approval by the stockholders in September 2014 and through March 23, 2015.

Name	Options	Stock Units	PSUs
Named executive officers
Timothy P. Walbert	1,050,000	500,000	630,000
Chairman and Chief Executive Officer
Robert F. Carey	276,000	124,000	233,000
Executive Vice President, Chief Business Officer
Paul W. Hoelscher	276,000	124,000	233,000
Executive Vice President, Chief Financial Officer
John J. Kody	404,000	199,900	233,000
Executive Vice President, Chief Commercial Officer
Barry J. Moze	173,000	77,000	186,000
Executive Vice President, Corporate Development
Robert J. De Vaere	—	—	—
Former Executive Vice President, Chief Financial Officer
Director Nominees*
William F. Daniel	—	—	—
H. Thomas Watkins	—	—	—
All current executive officers as a group	2,525,000	1,178,900	1,887,000
All current non-employee directors as a group*	—	—	—
Each associate of any director or executive officer	—	—	—
Each other person who received or is to receive 5% of rights granted under the 2014 Plan	—	—	—
All employees, including all current officers who are not executive officers, as a group	3,311,400	837,400	719,000

*	Non-employee directors are not eligible to participate in the 2014 Plan.

Required Vote and Board Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our shareholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

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PROPOSAL 3

APPROVE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION

Since we are an Irish company, our statutory auditor is required under the Irish Companies Acts of 1963 to 2014 to be based in Ireland. Our statutory auditor is PricewaterhouseCoopers LLP (Ireland).

The Board of Directors recommends that the shareholders (i) approve the appointment of PricewaterhouseCoopers LLP (United States) (“PricewaterhouseCoopers”) as the independent registered public accounting firm for the Company for the year ending December 31, 2015 and (ii) authorize the Audit Committee to determine the remuneration of our independent registered public accounting firm and our statutory auditor. PricewaterhouseCoopers provided services in connection with the audit of our financial statements for the year ended December 31, 2014, assistance with our Annual Report on Form 10-K for the year ended December 31, 2014, and consultation on matters relating to accounting and financial reporting.

As described elsewhere in this Proxy Statement, Horizon Pharma, Inc. was treated as the acquiring company in the Merger for accounting purposes, and, as a result, the historical financial statements of Horizon Pharma, Inc. became our historical financial statements upon the consummation of the Merger.

A representative of PricewaterhouseCoopers is expected to be present at the Annual General Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The (i) approval of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm and (ii) authorization of the Audit Committee to determine the remuneration of our independent registered public accounting firm and statutory auditor require that the number of votes cast in favor exceed the number of votes cast in opposition at the Annual General Meeting at which a quorum is present. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company in 2014 and 2013, by PricewaterhouseCoopers:

	2014	2013
Audit fees(1)	$3,174,000	$1,326,000
Audit-related fees(2)	148,000	—
Tax fees(3)	74,000	—
All other fees	6,000	—

Total	$3,402,000	$1,326,000

(1)	Audit fees consist of fees for professional services performed by PricewaterhouseCoopers for the audit of our annual financial statements, review of our quarterly financial statements, review of and consents for our registration statements and filings, comfort letters and related services that are normally provided in connection with statutory and regulatory filings or engagements. The increase in audit fees from 2013 to 2014 was the result of the growth of our business and significant audit work resulting from the Vidara transaction in September 2014.
(2)	Audit-related fees consist of fees for professional services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the financial statements, including due diligence related to acquisitions.

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(3)	Tax fees consist of fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning.

The Audit Committee has considered whether provision of the above audit related services is compatible with maintaining the registered public accounting firm’s independence and has determined that such services are compatible with maintaining the registered public accounting firm’s independence.

Pre-Approval Policies and Procedures.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. The Audit Committee pre-approved all such services in 2014 and 2013.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

In addition, at HPI’s annual meeting of stockholders held on June 8, 2012, its stockholders voted to express their preference on the frequency of future advisory votes on executive compensation. Because the frequency of once per year received the highest number of votes cast, our Board determined that we will include a non-binding advisory vote on executive compensation in our proxy materials every year until the next required advisory vote of our shareholders on the frequency of future advisory votes on executive compensation.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our shareholders’ interests, and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual General Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received and the written representations from certain reporting persons, the Company has determined that no officer, director or ten percent beneficial owner known to the Company was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2014, with the exception of Timothy P. Walbert and Jeffrey W. Sherman, M.D., FACP, who each inadvertently omitted two transactions from a timely filed Form 4 and later filed Form 4s to correct such omissions. H. Thomas Watkins inadvertently failed to file a Form 4 reporting one transaction within the time period allowed and as a result made a late Form 4 filing.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Horizon shareholders will be “householding” the Company’s proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or Horizon. Direct your written request to David G. Kelly, Company Secretary, at Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland or contact David G. Kelly at + 353 1 772 2100 (Ireland). Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a shareholder at a shared address to which a single copy of the materials was delivered.

SHAREHOLDER PROPOSALS

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 annual general meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than December 9, 2015. However, if our 2016 annual general meeting of shareholders is not held between April 11, 2016 and June 10, 2016, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

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Our memorandum and articles of association provide that shareholder nominations of persons to be elected to the Board of Directors at an annual general meeting and the proposal of other business to be considered by the shareholders at an annual general meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our memorandum and articles of association. Such written notice and information must be received by our Company Secretary at our registered office not earlier than the close of business on November 9, 2015 nor later than January 8, 2016; provided, however, that in the event our 2016 annual general meeting of shareholders is not held between April 11, 2016 and June 10, 2016, notice must be delivered no earlier than 150 days prior to nor later than 90 days prior to the date of the 2016 annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our memorandum and articles of association provide that other resolutions may only be proposed at an annual general meeting if either (i) it is proposed by or at the direction of our Board of Directors; (ii) it is proposed at the direction of the Irish High Court; (iii) it is requisitioned in writing by such number of shareholders of record as is prescribed by, and is made in accordance with, section 132 of the Irish Companies Act 1963 or (iv) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our Board of Directors for the 2016 annual general meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by February 22, 2016 and (ii) if we have received notice of such proposal by February 22, 2016, if the 2016 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the annual general meeting, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy will act at his/her discretion.

PRESENTATION OF IRISH STATUTORY ACCOUNTS

Our Irish statutory accounts for the fiscal year ended December 31, 2014, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting in accordance with the requirements of the Irish Companies Acts of 1963 to 2014. Our Irish statutory accounts will be approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish statutory accounts will be available on our website at www.horizonpharma.com on or before April 13, 2015.

Irish Statutory Accounts: Adoption of Financial Reporting Standard (FRS) 101 — Reduced Disclosure Framework

Following the publication of FRS 100 “Application of Financial Reporting Requirements” by the Financial Reporting Council, Horizon Pharma plc is required to change its accounting framework for its parent company financial statements, which is currently Irish GAAP, for its financial year commencing January 1, 2015. The Board of Directors consider that it is in the best interests of the Company for Horizon Pharma plc to adopt FRS 101 “Reduced Disclosure Framework”. No disclosures in the current Irish GAAP financial statements would be omitted on adoption of FRS 101. A shareholder or shareholders holding in aggregate 5% or more of the total allotted shares in Horizon Pharma plc may serve objections to the use of the disclosure exemptions on Horizon Pharma plc, in writing, to its registered office (Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland) not later than June 30, 2015.

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OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David G. Kelly

Company Secretary

April 7, 2015

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Company Secretary, Horizon Pharma plc, Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland.

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ANNEX A

HORIZON PHARMA PUBLIC LIMITED COMPANY

2014 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MAY 17, 2014

APPROVED BY THE SHAREHOLDERS: SEPTEMBER 18, 2014

AMENDED BY THE BOARD OF DIRECTORS: MARCH 23, 2015

APPROVED BY THE SHAREHOLDERS: MAY [6], 2015

TERMINATION DATE: MAY 16, 2024

1. GENERAL.

(a) Relationship to Prior Plans. This Plan is intended as the successor to the Horizon Pharma, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) with respect to grants to Employees. From and after 12:01 a.m. on the Effective Date, all outstanding stock awards granted under the 2011 Plan and the Horizon Pharma, Inc. 2005 Stock Plan (the “2005 Plan”) and, together with the 2011 Plan, the “Prior Plans”) shall remain subject to the terms of the 2011 Plan or the 2005 Plan, as applicable; provided, however, any Ordinary Shares subject to outstanding stock awards granted under the Prior Plans that expire, terminate or are forfeited for any reason prior to exercise or settlement, and any Ordinary Shares that are repurchased or redeemed because of the failure to meet a contingency or condition required to vest such Ordinary Shares (the “Returning Shares”) shall immediately be added to the Share Reserve (as described below) as and when such Ordinary Shares become Returning Shares and shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Ordinary Shares pursuant to a Stock Award; (E) the number of Ordinary Shares with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

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(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, shareholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of Ordinary Shares available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Ordinary Shares may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and any Affiliates and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in

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connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Ordinary Shares in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event, provided that the exercise price of any such outstanding Options or Stock Appreciation Rights under the Plan may not be reduced below the nominal value of an Ordinary Share.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Ordinary Shares of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed Thirty Six Million Fifty Two Thousand One Hundred Thirty (36,052,130) shares, which is the sum of (i) 22,052,130 Ordinary Shares, which is the total reserve that was approved as of the Effective Date in connection with the adoption of the Plan, including, but not limited to, the shares remaining available for issuance under the Prior Plans and the Returning Shares, and (ii) 14,000,000 new Ordinary Shares approved by the Company’s shareholders at the 2015 annual general meeting (the “Share Reserve”). For clarity, the limitation in this Section 3(a)(i) is a limitation on the number of Ordinary Shares that may be issued pursuant to the Plan. Accordingly, this Section 3(a)(i) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of Ordinary Shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the Ordinary Shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Ordinary Shares), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan.

(ii) Subject to subsection 3(b), the number of Ordinary Shares available for issuance under the Plan shall be reduced by: (i) one (1) Ordinary Share for each Ordinary Share issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Ordinary Shares on the date of grant; and (ii) 1.29 Ordinary Shares for each Ordinary Share issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Other Stock Award or any other stock award granted under the Plan that is not described in subsection (i) above.

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(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any Stock Award is forfeited back to the Company or Ordinary Shares are redeemed or repurchased by the Company or any Affiliate (in accordance with applicable Irish law) because of the failure to meet a contingency or condition required to vest such Ordinary Shares, then the Ordinary Shares that are forfeited, redeemed or repurchased shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b)(i), to the extent (i) there is issued an Ordinary Share pursuant to a Stock Award under the Plan (other than an Option or Stock Appreciation Right), and (ii) there are any Returning Shares granted under the Prior Plans pursuant to an award other than an Option or Stock Appreciation Right, and such Ordinary Share becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a)(i) or this Section 3(b)(i), then the number of Ordinary Shares available for issuance under the Plan shall increase by 1.29 shares for each such Ordinary Share.

(ii) Shares Not Available For Subsequent Issuance. If any Ordinary Shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of Ordinary Shares subject to the Stock Award (i.e., “net exercised”), the number of Ordinary Shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any Ordinary Shares withheld by the Company pursuant to Section 8(g) or withheld or tendered as consideration for the exercise of an Option or purchase of any other Stock Award shall not again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares subject to the Plan’s Share Reserve.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of three million (3,000,000) Ordinary Shares subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Awards are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s shareholders.

(e) Source of Shares. The Ordinary Shares issuable under the Plan shall be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares redeemed or repurchased by the Company or any Affiliate on the open market or otherwise, in accordance with applicable Irish Law.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the Ordinary Shares underlying such Stock Awards are treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

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(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for Ordinary Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code, provided that in all cases the exercise price is not less than the nominal value of an Ordinary Share. Each SAR will be denominated in Ordinary Shares equivalents.

(c) Purchase Price for Options. The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below; provided, however, that where Ordinary Shares are issued pursuant to the exercise of an Option, the nominal value of each newly issued Ordinary Share is fully paid up. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that:

(1) the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Ordinary Shares to be issued;

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(2) irrespective of whether a “net exercise” arrangement is used, the nominal value of each newly issued Ordinary Shares will be fully paid up in cash; and

(3) Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Ordinary Shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) Ordinary Shares are delivered to the Participant as a result of such exercise, and (C) Ordinary Shares are withheld to satisfy tax withholding obligations;

(iv) deduction from salary due and payable to an Employee by the Company or any Affiliate; or

(v) in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of Ordinary Shares equal to the number of Ordinary Shares equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right, provided, however, that where Ordinary Shares are issued pursuant to a Stock Appreciation Right, the nominal value of each newly issued Ordinary Share is fully paid up.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of Ordinary Shares subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The

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vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Ordinary Shares received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

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(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Ordinary Shares until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s (or Affiliates, if applicable) then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, Ordinary Shares may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law, provided however, that where Ordinary Shares are issued pursuant to a Restricted Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.

(ii) Vesting. Ordinary Shares awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company or any Affiliate may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire Ordinary Shares under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Stock Award Agreement remain subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Stock Award to which they relate.

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(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Ordinary Shares subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Ordinary Shares subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law, provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Unit Award, the nominal value of each newly issued Ordinary Share is fully paid up.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional Ordinary Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed three million (3,000,000) Ordinary Shares. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment

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of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of three million dollars ($3,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Ordinary Shares). Notwithstanding satisfaction or completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Ordinary Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that where Ordinary Shares are issued pursuant to any Other Stock Award, the nominal value of each newly issued Ordinary Share is fully paid up.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the authorized but unissued Ordinary Shares reasonably required to satisfy such Stock Awards.

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(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Ordinary Shares pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company and its Affiliates shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company and its Affiliates shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company and its Affiliates have no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Ordinary Shares. Proceeds from the sale of Ordinary Shares pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Ordinary Shares subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee with or without notice and with or without cause.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser

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representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company or any Affiliate may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation, or levies or social security deduction obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax, levies and social security contribution required to be withheld by law or the practice of any revenue authority (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s (or Affiliate’s, if applicable) intranet (or other shared electronic medium controlled by the Company or any Affiliate to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Ordinary Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

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(k) Personal Data. It shall be a term and condition of every Award that a Participant agrees and consents to:

(i) the collection, use and processing of his Personal Data by the Company or any Subsidiary and the transfer of his Personal Data to any third party administrator of the Plan and any broker through whom Shares are to be sold on behalf of a Participant;

(ii) the Company, its Subsidiaries or any third party administrator of the Plan, transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the issue of Awards and the acquisition of Ordinary Shares pursuant to Awards;

(iii) the use of Personal Data by any such person for any such purposes; and

(iv) the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

9. ADJUSTMENTS UPON CHANGES IN ORDINARY SHARES; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(a)(ii), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per Ordinary Share subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s or any Affiliate’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and any Ordinary Shares subject to the Company’s or any Affiliate’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company or an Affiliate notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(a) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any) in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

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(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(b) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the Effective Date.

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12. CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “2011 Plan Available Reserve” means the number of shares of common available for issuance pursuant to the grant of future awards under the 2011 Plan determined as of immediately prior to the Effective Date.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s repeated failure to perform one or more essential duties and responsibilities to the Company; (ii) such Participant’s failure to follow the lawful directives of manager(s); (iii) such Participant’s material violation of any Company policy; (iv) such Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct or gross misconduct; (v) such Participant’s unauthorized use or disclosure of any proprietary information, confidential information or trade secrets of the Company or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (vi) such Participant’s willful breach of any of obligations under any written agreement or covenant with the Company or violation of any statutory duty owed to the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company (or an Affiliate, if applicable), in its sole discretion. Any determination by the Company (or an Affiliate, if applicable) that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or Affiliate or such Participant for any other purpose.

A-15.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company or any Affiliate reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Affiliate, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (i) a compromise or arrangement sanctioned by the Irish courts under section 201 of the Companies Act 1963 (as may be amended, updated or replaced from time to time) (the “1963 Act”) or (ii) a scheme, contract or offer which has become binding on all shareholders pursuant to Section 204 of the 1963 Act, or (iii) a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006.

A-16.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Company” means Horizon Pharma Public Limited Company, a company incorporated under the laws of Ireland.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Non-employee Director, or payment of a fee for such service, shall not cause a Non-employee Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company (or an Affiliate, if applicable), in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer of the Company (or an Affiliate, if applicable), including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s (or an Affiliate’s, if applicable) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

A-17.

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan, which is immediately prior to the effective time of the merger between Horizon Pharma, Inc. and Horizon Pharma Public Limited Company pursuant to the Transaction Agreement and Plan of Merger dated March 18, 2014, provided that this Plan is approved by the stockholders of Horizon Pharma, Inc. prior to such merger and such merger is consummated.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of Ordinary Shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

(i) If the Ordinary Shares is listed on any established stock exchange or traded on the NASDAQ Global Market or the NASDAQ Global Select Market, the Fair Market Value of a share of Ordinary Shares, unless otherwise determined by the Board, shall be the closing sales price for such Ordinary Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the day of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Ordinary Shares on the day of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

A-18.

(iii) In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Horizon” means Horizon Pharma, Inc. a Delaware corporation.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Ordinary Shares granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Ordinary Shares” or “Shares” means the ordinary shares in the capital of the Company with a nominal value of US$0.0001 per share.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

A-19.

(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) share price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Personal Data” has the same meaning as defined in the Data Protection Acts 1988 and 2003.

(rr) “Plan” means this Horizon Pharma Public Limited Company 2014 Equity Incentive Plan.

A-20.

(ss) “Restricted Stock Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).

(tt) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Restricted Stock Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).

(vv) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.

(zz) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Stock Award” means any right to receive Ordinary Shares granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ccc) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ddd) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

A-21.

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2015.

Vote by Internet
• Go to www.envisionreports.com/HZNP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual General Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals	—	The Board of Directors recommends you vote “FOR” each of the nominees for director listed below and “FOR” Proposals 2, 3 and 4.

1.	Election of Class I Directors Nominees:	+

	For	Against	Abstain			For	Against	Abstain

1a - William F. Daniel	☐	☐	☐	2.	Approval of our Amended and Restated 2014 Equity Incentive Plan.	☐	☐	☐

1b - H. Thomas Watkins	☐	☐	☐	3.	Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 and authorization of the Audit Committee to determine the auditors’ remuneration.	☐	☐	☐

				4.	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.

1 U P X	+

021C5F

2015 Annual General Meeting Admission Ticket

2015 Annual General Meeting of

Horizon Pharma plc Shareholders

May 6, 2015, 12:00 p.m. Local Time (Ireland)

Connaught House

1st Floor, 1 Burlington Road, Dublin 4, Ireland

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.

The Proxy Statement and the 2014 Annual Report to Shareholders are available at: www.edocumentview.com/hznp

The 2014 Irish Statutory Accounts will be available on our website at www.horizonpharma.com on or before April 13, 2015.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

+

Proxy — HORIZON PHARMA PLC

Notice of 2015 Annual General Meeting of Shareholders

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Proxy Solicited by the Board of Directors  for the Annual General Meeting of Shareholders —May 6,  2015

The undersigned hereby appoints Timothy P. Walbert and Paul W. Hoelscher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to attend, speak and vote, as provided on the other side, all the ordinary shares of Horizon Pharma plc that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of Horizon Pharma plc to be held at 12:00 p.m. (local time) on May 6, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting of Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 and 4.

(Proposals to be voted appear on reverse side.)

C	Non-Voting Proposals

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.	+